Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-89452

333-89452-04

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 14, 2003)

$1,125,000,000

Capital One Auto Finance Trust 2003-A

Issuer

Capital One Auto Receivables, LLC

Seller

Servicer

The following notes are being offered by this prospectus supplement and the prospectus:

Before you purchase any
of the securities, you should carefully read the “ risk factors”, beginning on page S-8 of this prospectus supplement and page 3 of the prospectus. The notes are asset backed securities issued by a trust. The notes represent obligations of the issuer only and are not obligations of or guaranteed by any person (including Capital One Auto Finance, Inc., Capital One Auto Receivables, LLC, or any of their affiliates) other than, with respect to the Class A Notes only, the note insurer pursuant to the note guaranty insurance policy as described in this prospectus supplement. No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

	Principal Balance		Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$234,000,000	1.25063%	June 15, 2004
Class A-2 Notes		$282,000,000	1.40%	March 15, 2006
Class A-3-A Notes Class A-3-B Notes	$ $	190,000,000 150,000,000	1.83% LIBOR + 0.16%	October 15, 2007 October 15, 2007
Class A-4-A Notes Class A-4-B Notes	$ $	150,000,000 119,000,000	2.47% LIBOR + 0.28%	January 15, 2010 January 15, 2010

Total		$1,125,000,000
	Price to Public		Underwriting Discount	Proceeds to the Seller
Per Class A-1 Note		100.00000%	0.120%	99.88000%
Per Class A-2 Note		99.99611%	0.180%	99.81611%
Per Class A-3-A Note		99.99019%	0.220%	99.77019%
Per Class A-3-B Note		100.00000%	0.220%	99.78000%
Per Class A-4-A Note		99.99292%	0.260%	99.73292%
Per Class A-4-B Note		100.00000%	0.260%	99.74000%

Total		$1,124,959,771	$2,235,800	$1,122,723,971

•       The notes are principally secured by the assets of the issuer, which consist primarily of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks, of which a majority are the obligations of below prime credit quality obligors.

•       The issuer will pay interest and principal on the Class A Notes on the 15th day of each month, or, if the 15th is not a Business Day, the next Business Day, starting on July 15, 2003.

•       The issuer will generally pay principal on the Class A Notes sequentially to the earliest maturing class or classes of Class A Notes then outstanding until paid in full.

•       Each of the Class A Notes will be insured under an unconditional and irrevocable note guaranty insurance policy issued by Ambac Assurance Corporation as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Lehman Brothers

Banc of America Securities LLC

JPMorgan

The date of this prospectus supplement is May 16, 2003

Prospectus Supplement

i

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about the issuer, Capital One Auto Finance Trust 2003-A, including terms and conditions that apply to the notes to be issued by the issuer.

We tell you about the securities in two separate documents:

•	this prospectus supplement, which describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.

If the description of terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

If you have received a copy of this prospectus supplement in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement from the seller or from the underwriters.

Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-52. A listing of the pages where such capitalized terms used in this prospectus supplement and the accompanying prospectus can be found under the captions “INDEX” which appear at the end of this prospectus supplement and the accompanying prospectus.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports, which contain information concerning the issuer, prepared by Capital One Auto Finance, Inc., (“COAF”) will be sent on behalf of the issuer to the indenture trustee and Cede & Co. See the accompanying prospectus under “Reports to Securityholders.”

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http://www.jpmorgan.com/absmbs. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (877) 722-1095. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. COAF, the seller and the issuer do not intend to send any of their financial reports to the beneficial owners of the Class A Notes. The issuer will file with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the issuer as required by law.

ii

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE CLASS A NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE CLASS A NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE CLASS A NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

iii

SUMMARY OF TERMS

The following summary is a short description of the main terms of the offering of the Class A Notes. This summary does not contain all of the information that may be important to you in making your investment decision. To fully understand the terms of the offering of the Class A Notes, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

THE PARTIES

Issuer/Trust

Capital One Auto Finance Trust 2003-A, a Delaware statutory trust, will issue the notes and be liable for their payment. The principal assets of the “issuer” will be a pool of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans secured by new and used automobiles and light-duty trucks.

Seller

Capital One Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of COAF, is the “seller.” The seller will sell the motor vehicle receivables to the issuer. The seller will be the “residual interestholder” in the issuer.

Servicer

Capital One Auto Finance, Inc., known as “COAF,” or the “servicer,” a Texas corporation, will service the motor vehicle receivables held by the issuer.

Originator

COAF either originated the motor vehicle receivables or acquired them from one or more affiliates of COAF and will sell the motor vehicle receivables to the seller. We refer to COAF and such affiliates as the “originator.” Originations from affiliates are expected to be approximately 26% of the initial aggregate receivables balance.

Administrator

COAF will be the “administrator” of the issuer.

Trustees

JPMorgan Chase Bank, a New York banking corporation, will be the “indenture trustee.”

Wilmington Trust Company, a Delaware banking corporation, will be the “owner trustee.”

Custodian

Capital One Auto Finance, Inc. will be the “custodian.”

Note Insurer

Ambac Assurance Corporation or “Ambac,” a Wisconsin-domiciled stock insurance corporation (insurer of certain payments on the Class A Notes), will be the “note insurer.”

The note insurer will issue a policy that will guarantee the timely payment of interest on and certain payments of principal of the Class A Notes on each payment date, and the payment of principal of each class of Class A Notes on its final scheduled payment date. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

Swap Counterparty

Lehman Brothers Special Financing Inc. will be the “swap counterparty.”

THE OFFERED NOTES

Class A Notes

The issuer will issue the following classes of Class A Notes:

Class	Principal Balance		Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$234,000,000	1.25063%	June 15, 2004
Class A-2 Notes		$282,000,000	1.40%	March 15, 2006
Class A-3-A Notes Class A-3-B Notes	$ $	190,000,000 150,000,000	1.83% LIBOR + 0.16%	October 15, 2007 October 15, 2007
Class A-4-A Notes Class A-4-B Notes	$ $	150,000,000 119,000,000	2.47% LIBOR + 0.28%	January 15, 2010 January 15, 2010

The issuer will also issue $84,677,419.35 of Class B Notes (which are not offered hereby, will not bear interest and will be initially retained by the seller).

The Class A Notes are issuable in an initial denomination of $250,000 and integral multiples of $1,000 in excess thereof.

The issuer expects to issue the notes on or about June 3, 2003, which we refer to as the “closing date.”

INTEREST AND PRINCIPAL

Interest will be due and payable on the Class A Notes monthly, on the 15th day of each month (or on the next Business Day), which we refer to as the “payment date.” The first payment date is July 15, 2003. On each payment date, payments will be made to holders of record as of the last Business Day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest and principal are calculated on each “determination date,” which is the last Business Day of the calendar month immediately preceding the month of the related payment date.

Interest Payments

•	Interest on the Class A Notes will accrue from and including the prior payment date, or with respect to the first payment date, from and including the closing date to but excluding the current payment date. Interest will not accrue on the Class B Notes.

•	The issuer will pay interest on the Class A-1 Notes, the Class A-3-B Notes and the Class A-4-B Notes based on the actual number of days in the interest accrual period, divided by 360.

•	The issuer will pay interest on the Class A-2 Notes, the Class A-3-A Notes and the Class A-4-A Notes based on a 360-day year consisting of twelve 30-day months.

•	Interest on the Class A-3-B Notes and the Class A-4-B Notes will accrue at a floating rate equal to LIBOR plus the additional percentage amount applicable to that class listed on the cover page of this prospectus supplement. LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. The LIBOR Determination Date will be the second London Business Day prior to the closing date with respect to the first payment date and, with respect to each payment date thereafter, on the second London Business Day prior to the prior payment date.

•	Interest payments on all classes of Class A Notes will have the same priority.

•	To the extent Monthly Available Funds and certain amounts on deposit in the reserve fund are insufficient to make payments of interest to the Class A Noteholders on a payment date, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the shortfall.

Principal Payments

•	The issuer will pay principal sequentially to the earliest maturing class or classes of Class A Notes monthly on each payment date, except as described in “The Notes—Payments of Principal” in this prospectus supplement.

•	The issuer will make principal payments on the Class A Notes based on the amount of collections and defaults on the receivables during the prior month. This prospectus supplement describes how Monthly Available Funds and amounts on deposit in the reserve fund are allocated to principal payments on the Class A Notes.

•	On each payment date, except as described below, the issuer will distribute funds available to pay principal on the Class A Notes as follows:

(1)	to the Class A-1 Noteholders until the Class A-1 Notes are paid in full;

(2)	to the Class A-2 Noteholders until the Class A-2 Notes are paid in full;

(3)	to the Class A-3-A Noteholders and the Class A-3-B Noteholders, ratably, until the Class A-3-A Notes and Class A-3-B Notes, respectively, are paid in full; and

(4)	to the Class A-4-A Noteholders and the Class A-4-B Noteholders, ratably, until the Class A-4-A Notes and the Class A-4-B Notes, respectively, are paid in full.

•	Notwithstanding the above, on each payment date occurring after a Triggering Event has occurred and is continuing, principal payments will be made first to the Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero and then to the other classes of Class A Notes, ratably, based on the Aggregate Outstanding Principal Balance of each remaining class of Class A Notes until the Aggregate Outstanding Principal Balance of all such Class A Notes has been reduced to zero.

•	All unpaid principal on a class of Class A Notes will be due on the final scheduled payment date for that class. To the extent Monthly Available Funds and certain amounts on deposit in the reserve fund are insufficient to make certain payments of principal on each payment date, and all unpaid principal of a class of Class A Notes on its final scheduled payment date, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the shortfall.

•	When the aggregate receivables balance has declined to 10% or less of the initial aggregate receivables balance plus the initial pre-funding deposit amount, the issuer (at the direction of the administrator, as long as COAF is the administrator) may redeem all of the notes then outstanding. The redemption price will equal the sum of the unpaid Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes plus accrued and unpaid interest on the Class A Notes plus any other fees, expenses and other amounts due to the note insurer, the swap counterparty, the owner trustee and the indenture trustee on the date of redemption.

See “The Notes—Payment Priority” in this prospectus supplement.

ISSUER PROPERTY

The primary assets of the issuer will be a pool of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans secured by new or used automobiles and/or light-duty trucks, of which a majority are the obligations of below prime credit quality obligors. We refer to these contracts and loans as “receivables” or “motor vehicle receivables,” to the pool of those receivables as the “receivables pool,” to the persons who financed their purchases or refinanced existing obligations with these receivables as “obligors” and to the vehicles financed or refinanced by the receivables as “financed vehicles.”

The receivables were underwritten in accordance with COAF’s underwriting criteria. See “Origination and Servicing Procedures” in the accompanying prospectus. The receivables, identified on the schedule of receivables delivered by COAF on the closing date and any funding date, will be transferred and assigned to the seller by COAF and then contributed by the seller to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders and the note insurer.

The “issuer property” will consist of all of the right, title and interest of the issuer in and to:

•	the receivables acquired on the closing date and each funding date and payments made on the receivables after May 28, 2003, which we refer to as the “initial cut-off date,” which is the close of business four Business Days prior to the closing date, and after each “subsequent cut-off date,” which is the close of business two Business Days prior to each related funding date;

•	security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files relating to the original motor vehicle retail installment sales contracts and/or installment loans evidencing the receivables;

•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	the transfer and assignment agreement and the contribution agreement, including recourse against any dealer, COAF or the seller and any rights or benefits of the issuer under the servicing agreement and the limited guaranty;

•	the accounts owned by the issuer, amounts on deposit in those accounts and Eligible Investments of those accounts; and

•	the proceeds of any and all of the above.

The initial aggregate receivables balance as of the initial cut-off date is expected to be approximately $967,741,935. As of April 1, 2003, which we refer to as the “statistical cut-off date,” there were 41,660 receivables in the receivables pool, which had an aggregate receivables balance of $656,366,470.09, a weighted average contract rate of 13.50%, a weighted average original maturity of 61.67 months, and a weighted average remaining maturity of 58.63 months.

SUBSEQUENT RECEIVABLES

On the closing date, approximately $241,935,484 of the proceeds from the sale of the notes by the issuer will be deposited in an account which we refer to as the “pre-funding account.” During the Funding Period, the issuer will use the funds on deposit in the pre-funding account to acquire additional receivables from the seller (once acquired, these receivables are referred to as “subsequent receivables”) on each date (no more than once a week) which we refer to as a “funding date.”

In order to acquire subsequent receivables on  a funding date, certain conditions precedent must  be satisfied including obtaining the consent of the note insurer; provided that the giving or withholding of such consent shall be based solely on the characteristics of the subsequent receivables pool in relation to the initial receivables pool. The Funding Period will begin on the closing date and will end on the earliest to occur of:

•	three full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $10,000 or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account and distribute them to the noteholders.

See “The Notes—Pre-Funding Account” in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

Prior to the acceleration of the notes following an event of default under the indenture, from Monthly Available Funds and to the extent described in “The Notes—Reserve Fund” in this prospectus supplement, from the reserve fund, the issuer will make the following payments in the following amounts on each payment date in the following order of priority:

(1) to the indenture trustee and the owner trustee, indenture trustee fees and expenses and owner trustee fees and expenses; provided that the aggregate expenses of the indenture trustee and the owner trustee pursuant to this clause (1) may not exceed $150,000, in the aggregate, per annum unless otherwise specified in the indenture;

(2) to the servicer, servicing fees and certain expenses;

(3) to the swap counterparty, the Net Swap Payment;

(4) to the Class A Noteholders, interest on the Class A Notes;

(5) to the note insurer, unless a Note Insurer Default has occurred and is continuing, first the Premium and second Reimbursement Obligations (excluding reimbursements relating to payments made under the note guaranty insurance policy with respect to principal on the Class A Notes);

(6) to the Class A Noteholders, certain scheduled principal payments of the Class A Notes (including payments due to Class A Noteholders on their respective final scheduled payment dates) sequentially, first to the Class A-1 Noteholders, second to the Class A-2 Noteholders, third to the Class A-3-A Noteholders and the Class A-3-B

Noteholders, ratably, and fourth to the Class A-4-A Noteholders and the Class A-4-B Noteholders, ratably, until the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero;

(7) to the note insurer, all unpaid Premiums and Reimbursement Obligations to the extent not paid pursuant to clause (5);

(8) to the reserve fund, certain required amounts except if a Triggering Event has occurred and is continuing, in which case all remaining Monthly Available Funds will be paid, first to Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes is reduced to zero, second, ratably, to the other Class A Noteholders until the Aggregate Outstanding Principal Balance of such Class A Notes has been reduced to zero and third, to the Class B Noteholders until the Aggregate Outstanding Principal Balance of the Class B Notes has been reduced to zero;

(9) to the Class A Noteholders, principal on the Class A Notes sequentially first to the Class A-1 Noteholders, second to the Class A-2 Noteholders, third to the Class A-3-A Noteholders and the Class A-3-B Noteholders, ratably, and fourth to the Class A-4-A Noteholders and the Class A-4-B Noteholders, ratably, until the Aggregate Outstanding Principal Balance of the Class A Notes equals 90% of the aggregate receivables balance; and

(10) to the Class B Noteholders until the Aggregate Outstanding Principal Balance of the Class B Notes has been reduced to zero.

Any remaining Monthly Available Funds after making the payments under clauses (1) through (10) will be distributed as described under “The Notes—Payment Priority.”

To the extent Monthly Available Funds and amounts on deposit in the reserve fund are insufficient to make payments of interest to the Class A Noteholders, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the shortfall. To the extent Monthly Available Funds and amounts on deposit in the reserve fund are insufficient to make certain limited payments of principal on each payment date, and all unpaid principal of a class of Class A Notes on its final scheduled payment date, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the shortfall. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

The note insurer will issue an interest rate swap insurance policy, which we refer to as the “swap policy,” guaranteeing payment from the issuer to the swap counterparty of Net Swap Payments and, under the limited circumstances described in the swap policy, Swap Termination Payments payable under the interest rate swap agreement. The noteholders are not beneficiaries of the swap policy and are not entitled to receive payments thereunder.

CREDIT ENHANCEMENT

The credit enhancement for the Class A Notes will be the note guaranty insurance policy, subordination of payments on the Class B Notes, overcollateralization, the reserve fund and excess interest on the receivables.

Note Guaranty Insurance Policy

A note guaranty insurance policy will be issued by the note insurer to the indenture trustee pursuant to an “insurance agreement” dated as of the closing date for the benefit of the Class A Noteholders and will be in effect as long as any Class A Notes are outstanding. We refer to this as the “note guaranty insurance policy.” Subject to the terms of the note guaranty insurance policy, the policy guarantees:

•	monthly interest on the Class A Notes;

•	principal of each class of Class A Notes on its final scheduled payment date;

•	certain limited principal payments of the Class A Notes on any payment date that the Aggregate Outstanding Principal Balance of the Class A Notes exceeds the sum of the aggregate receivables balance, the amounts on deposit in the pre-funding account (if any) and amounts on deposit in the reserve fund (if any, after giving effect to certain specified payments); and

•	any payments previously distributed to the Class A Noteholders that must be returned as preference payments to a trustee in bankruptcy.

See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

Subordination of the Payments on the Class B Notes

As long as the Class A Notes remain outstanding, all payments on the Class B Notes will be subordinated to all payments on the Class A Notes.

The initial Aggregate Outstanding Principal Balance of the Class A Notes will equal approximately 93% of the initial aggregate receivables balance plus the amount deposited in the pre-funding account on the closing date and the initial Aggregate Outstanding Principal Balance of the Class B Notes will equal approximately 7% of the initial aggregate receivables balance plus the amount deposited in the pre-funding account on the closing date.

See “The Notes—Payments of Interest” and  “—Payments of Principal” in this prospectus supplement.

Overcollateralization

The overcollateralization amount represents the amount by which the aggregate receivables balance and the amount on deposit in the pre-funding account, if any, exceeds the Aggregate Outstanding Principal Balance of the notes. Initially, the initial aggregate receivables balance and the amount on deposit in the pre-funding account will exceed the Aggregate Outstanding Principal Balance of the notes by approximately 0% of the initial aggregate receivables balance, and is expected to build to 10% of the aggregate receivables balance.

Reserve Fund

On the closing date, the seller will deposit an amount equal to 2% of the initial aggregate receivables balance in cash into an account which we refer to as the “reserve fund.” Additional amounts will be added on each payment date from Monthly Available Funds if the amount on deposit in the reserve fund is less than a specified amount, which while the aggregate receivables balance is greater than zero and the Class A Notes are outstanding will generally be equal to 2% of the sum of the aggregate receivables balance as of the initial cut-off date and of all subsequent receivables as of their respective subsequent cut-off dates.

To the extent that Monthly Available Funds are not sufficient to make certain required payments to the trustees, the servicer, the swap counterparty, the note insurer and the noteholders, the indenture trustee will withdraw cash from the reserve fund for such purpose.

See “The Notes—Reserve Fund” in this prospectus supplement.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees and expenses, any Net Swap Payment, amounts owed to the note insurer and interest on the Class A Notes each month, there is expected to be excess interest. This excess interest provides credit enhancement for the Class A Notes.

INTEREST RATE SWAPS

On the closing date, the issuer will enter into two transactions pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the Class A-3-B Notes and the Class A-4-B Notes. The interest rate swap for the Class A-3-B Notes will have an initial notional amount equal to the initial Aggregate Outstanding Principal Balance of the Class A-3-B Notes on the closing date, and will decrease by the amount of any principal payments on the Class A-3-B Notes. The interest rate swap for the Class A-4-B Notes will have an initial notional amount equal to the initial Aggregate Outstanding Principal Balance of the Class A-4-B Notes on the closing date, and will decrease by the amount of any principal payments on the Class A-4-B Notes.

The notional amounts under the interest rate swaps will at all times be equal to the Aggregate Outstanding Principal Balance of the Class A-3-B Notes and the Class A-4-B Notes, as applicable.

In general, under the interest rate swap agreement on each payment date, the issuer will be obligated to pay the swap counterparty a fixed rate payment based on a fixed rate of 1.883% with respect to the Class A-3-B Notes and a fixed rate of 2.590% with respect to the Class A-4-B Notes and the notional amount of the applicable interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3-B Notes and the Class A-4-B Notes, as applicable, on the applicable notional amount of the applicable interest rate swap. Payments on the interest rate swaps will be exchanged on a net basis. The Net Swap Payments owed by the issuer to the swap counterparty on each interest rate swap ranks higher in priority than all payments on the Class A Notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuer out of Monthly Available Funds. Any such termination payment will be subordinated to payments of principal and interest on the Class A Notes.

The issuer’s obligation to pay Net Swap Payments and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuer property.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes—Interest Rate Swap” and “The Swap Counterparty” in this prospectus supplement.

TAX STATUS

Mayer, Brown, Rowe & Maw, special federal tax counsel to the seller, is of the opinion that (i) for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation and (ii) the Class A Notes will be characterized as indebtedness for United States federal income tax purposes.

Each Class A Noteholder, by the acceptance of a Class A Note, will agree to treat the Class A Note as indebtedness for federal, state and local income and franchise tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

The Class A Notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the Class A Notes.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

RATINGS

It is a condition to the issuance of the Class A Notes that the:

•	Class A-1 Notes be rated in the highest short-term rating category by Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”); and

•	Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and the Class A-4-B Notes be rated in the highest long-term rating category by Moody’s and S&P.

The ratings by each rating agency of the Class A Notes will be based primarily on the issuance of the note guaranty insurance policy by the note insurer. Ratings on the Class A Notes may be lowered, qualified or withdrawn at any time. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

RISK FACTORS

You should consider the principal risks of an investment in the notes set forth under the caption “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 3 of the accompanying prospectus.

Receivables that are the obligations of below prime obligors may have higher default rates

A majority of the receivables in this pool are below prime receivables and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While COAF’s underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the issuer will nonetheless experience higher default rates than would more traditional motor vehicle financiers. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, some losses on the receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.

The return on your Class A Notes may be reduced due to varying economic circumstances

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Features of the receivables pool may result in losses	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

•        The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, receivable loss and repossession experience of the issuer with respect to the receivables. As of the statistical cut-off date, the billing addresses of the obligors with respect to the aggregate principal balance of the receivables were located in California (14.88%), Texas (12.73%) and Florida (8.24%). Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

•        Newly originated receivables may be more likely to default which may cause losses. Defaults on receivables tend to occur at higher rates during the early years of the contract or loan. Receivables in the receivables pool will have been originated within 12 months prior to the transfer to the issuer. As a result, the issuer may experience higher rates of default on the receivables than if the receivables had been outstanding for a longer period of time.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•        The rate of return of principal is uncertain. The amount and timing of distributions of principal of your Class A Notes depends on the amount and timing of principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables.

•        You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your Class A Notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your Class A Notes. You will bear the risk that the amount and timing of distributions on your Class A Notes will prevent you from attaining your desired yield.

•        The exercise of an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of an optional redemption by the issuer (at the direction of the administrator, as long as COAF is the administrator), the issuer will redeem the notes and you will receive the remaining Aggregate Outstanding Principal Balance of your Class A Notes plus accrued interest through the related interest period. Because your Class A Notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your Class A Notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Events of default under the indenture may result in an acceleration of your Class A Notes

Following the occurrence of an event of default under the indenture, the indenture trustee will continue to submit claims under and in accordance with the note guaranty insurance policy to enable the issuer to continue to make payments due with respect to the Class A Notes on each payment date. Following the occurrence of an event of default under the indenture, Ambac may (so long as no Note Insurer Default has occurred and is continuing), at its option, elect to accelerate the notes and cause the liquidation of the assets of the issuer, in whole or in part, which will cause an early payment of all or any portion of the Aggregate Outstanding Principal Balance of your Class A Notes, plus any accrued interest on that portion of your Class A Notes that is paid. The note guaranty insurance policy issued by Ambac does not guarantee payment of any principal amounts that become due on the Class A Notes on an accelerated basis, unless Ambac elects, in its sole discretion, to pay those amounts.

You may experience reduced returns on your Class A Notes resulting from distribution of amounts in the pre-funding account

On one or more occasions following the closing date, the issuer may purchase receivables from the seller, which, in turn, will acquire these receivables from COAF, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account that have not been used to purchase receivables at the end of the Funding Period. This prepayment of principal could have the effect of shortening the weighted average life of your Class A Notes. The inability of the seller to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your Class A Notes.

Used vehicles included in the receivables pool may incur higher losses than new vehicles

Some of the receivables in the receivables pool will be secured by financed vehicles that are used. If a used vehicle is repossessed and sold, a greater loss may be incurred than if a new vehicle was repossessed and sold. See the table entitled “Composition of the Receivables Pool” under “The Receivables Pool” in this prospectus supplement.

If COAF is no longer servicer, you may experience delays in payment or losses on your Class A Notes

If COAF is removed as servicer or is no longer able to act as the servicer, there may be losses or delays in processing payments or losses on the receivables due to a disruption in servicing during a transfer to a successor servicer, or because the successor servicer is not as experienced in servicing as COAF. This may cause you to experience delays in payments or losses on your Class A Notes.

The notes may not be a suitable investment for you

The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes, and the interaction of these factors.

This prospectus supplement provides information regarding only a portion of the receivables in the receivables pool, and subsequent receivables added to the receivables pool could have different characteristics

This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The initial receivables, and any subsequent receivables transferred to the issuer during the Funding Period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement.

We do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the transfer and assignment agreement. However, you should be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a Class A Note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Repurchase obligations are limited

The issuer will be obligated to remove from the issuer property, the seller will be obligated to repurchase from the issuer, and COAF will be obligated to repurchase from the seller, any receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuer, the noteholders or the note insurer in such receivable), which breach may be waived by the note insurer. The issuer, the seller and COAF will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The issuer, the seller and COAF will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date or funding date, as the case may be, which may have priority even over perfected security interests in the financed vehicles. While the issuer, the seller and COAF are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable (and if such breach is not cured and materially and adversely affects the interest of the issuer, the noteholders or the note insurer), there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation. Under a limited guaranty, Capital One Financial Corporation will guarantee the performance by COAF of its repurchase obligations under the transfer and assignment agreement. The limited guaranty does not guarantee any noteholder the receipt of principal of or interest on its note, or the performance of any obligations of COAF other than its obligation to repurchase Nonconforming Receivables.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market value of the notes

It is a condition of issuance that the Class A-1 Notes be rated in the highest short-term rating category by Moody’s and S&P and that the Class A-2 Notes, the Class A-3-A Notes, the Class A-3-B Notes, the Class A-4-A Notes and the Class A-4-B Notes be rated in the highest long-term rating category by Moody’s and S&P.

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and S&P of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment.

Ratings on the Class A Notes are dependent upon Ambac’s creditworthiness

The ratings of the Class A Notes will depend primarily on the creditworthiness of Ambac as the provider of the note guaranty insurance policy. If Ambac’s financial strength ratings are reduced, there is a significant risk that the rating agencies would reduce the rating on the Class A Notes.

Risks associated with the interest rate swaps

The issuer will enter into two interest rate swap transactions under an interest rate swap agreement because the receivables owned by the issuer bear interest at fixed rates while the Class A-3-B Notes and the Class A-4-B Notes will bear interest at floating rates based on LIBOR. The issuer will use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rates payable by the swap counterparty are substantially greater than the fixed rates payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay Net Swap Receipts, collections on the receivables and funds on deposit in the reserve fund are insufficient to make payments of interest on the notes and the note insurer fails to make any payment required under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your Class A Notes.

During those periods in which the floating rates payable by the swap counterparty under the interest rate swap agreement are less than the fixed rates payable by the issuer under the interest rate swap agreement, the issuer will be obligated to make a Net Swap Payment to the swap counterparty. The issuer’s obligations to pay a Net Swap Payment to the swap counterparty is secured by the issuer property. The swap counterparty’s claim for a Net Swap Payment will be higher in priority than all payments on the notes. If a Net Swap Payment is due to the swap counterparty on a payment date, there may be insufficient collections on the receivables and funds on deposit in the reserve fund to make payments of interest and principal on the Class A Notes, and if the note insurer fails to make required payments under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your Class A Notes.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, failure of the note insurer to make payments when due under the swap policy and such failure is continuing, insolvency of either party to the interest rate swap agreement or the note insurer, illegality, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuer or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuer under the interest rate swap agreement, the issuer may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rates on the floating rate classes of notes supported by the interest rate swap agreement exceeds the fixed rates the issuer would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into, collections on the motor vehicle receivables and funds on deposit in the reserve fund are insufficient to make payments of interest and principal on your Class A Notes and the note insurer fails to make required payments under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your Class A Notes.

CAPITALIZED TERMS

Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-53. A listing of the pages where such capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found under the captions “INDEX” starting on page S-62 of this prospectus supplement and page 70 of the accompanying prospectus.

USE OF PROCEEDS

The seller will use the proceeds from the issuance of the notes to:

•	purchase the receivables from COAF;

•	deposit the pre-funded amount into the pre-funding account on behalf of the issuer, if needed; and

•	make the initial reserve fund deposit.

The seller or its affiliates may use all or a portion of the net proceeds to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuer and for general purposes. Any “warehouse” debt may be owed to the indenture trustee, one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the indenture trustee or to the underwriters or their affiliates.

THE SELLER

Capital One Auto Receivables, LLC is a wholly-owned special purpose subsidiary of COAF. For more information on the seller, see “The Seller” in the accompanying prospectus.

THE ISSUER

Limited Purpose and Assets

Capital One Auto Finance Trust 2003-A is a Delaware statutory trust formed by the seller for the transactions described in this prospectus supplement. The issuer was established on April 15, 2003, for limited purposes and will be operated pursuant to an amended and restated trust agreement, which we refer to as the “trust agreement,” dated the closing date. COAF will be the “administrator” of the issuer pursuant to the “administration agreement.”

The issuer will engage in only the following activities:

•	acquiring, holding and managing the receivables and the other assets of the issuer;

•	issuing the notes;

•	making payments on the notes and to the residual interestholder; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith including, without limitation, entering into the interest rate swap agreement and the insurance agreement.

The issuer’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address set forth under “—The Owner Trustee” in this prospectus supplement.

Capitalization of the Issuer

The following table illustrates the expected capitalization of the issuer as of the closing date:

Class A-1 Notes	$ 234,000,000.00
Class A-2 Notes	$ 282,000,000.00
Class A-3-A Notes	$ 190,000,000.00
Class A-3-B Notes	$150,000,000.00
Class A-4-A Notes	$ 150,000,000.00
Class A-4-B Notes	$119,000,000.00
Class B Notes	$ 84,677,419.35
Overcollateralization	$ 0.00

Total	$1,209,677,419.35

The Owner Trustee

Wilmington Trust Company is the “owner trustee” of the issuer under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

The Indenture Trustee

JPMorgan Chase Bank, a New York banking corporation, is the “indenture trustee” under the indenture for the benefit of the noteholders and the note insurer. The indenture trustee’s address and phone numbers are 4 New York Plaza, 6th floor, New York, New York 10004-2477 and (212) 623-8100. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates.

The Issuer Property

The notes will be secured by the issuer property. The primary assets of the issuer will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. A majority of the receivables are the obligations of below prime credit quality obligors.

The issuer property will consist of all the right, title and interest of the issuer in and to:

•	the receivables acquired on the closing date and on each funding date and all payments made on the receivables, after the applicable cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	the receivable files evidencing the original motor vehicle retail installment sales contracts and/or installment loans evidencing the receivables;

•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;

•	any proceeds from claims on any theft, physical damage, credit life, risk default, credit disability or other insurance policies maintained by the obligors covering the financed vehicles or obligors and refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the applicable cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	the transfer and assignment agreement and the contribution agreement, including without limitation, recourse against any dealer, COAF or the seller and any rights or benefits of the issuer under the servicing agreement and the limited guaranty;

•	the accounts owned by the issuer, amounts on deposit in those accounts and Eligible Investments of those accounts; and

•	the proceeds of any and all of the above.

THE ORIGINATOR

COAF was incorporated in the State of Texas as Summit Acceptance Corporation on March 17, 1987. Capital One Financial Corporation acquired Summit Acceptance Corporation on July 9, 1998 and changed the name of Summit Acceptance Corporation to Capital One Auto Finance, Inc. on November 6, 2000. Approximately 26% of the receivables were originated by affiliates of COAF.

THE SERVICER

COAF’s principal office address and phone number are 3901 Dallas Parkway, Plano, Texas 75093 and (469) 241-7000.

COAF will also be appointed as “custodian” and will hold the receivable files relating to the original motor vehicle retail installment sales contracts and/or installment loans evidencing the receivables.

Information About Previous COAF Securitizations

Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all of COAF’s prior below prime motor vehicle receivables securitization transactions since 2000. The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated, and that will exist when the receivables in this receivables pool are repaid. As a result, there can be no assurance that the performance of COAF’s prior motor vehicle receivables securitization transactions will correspond to and be an accurate predictor of the performance of this receivables securitization.

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the pool of receivables as of the statistical cut-off date. The characteristics of the receivables pool as of the initial cut-off date and subsequent cut-off dates will vary somewhat from the characteristics as of the statistical cut-off date illustrated in the tables below.

As of the statistical cut-off date, each receivable:

•	had a remaining term of at least 6 months;

•	was related to the purchase or refinancing of a new or used automobile or light-duty truck;

•	had a contract rate of 6.45% to 25.95%;

•	had a remaining term of not more than 72 months;

•	was not more than 30 days past due;

•	had a remaining principal balance of at least $3,000 but no more than $40,000;

•	was originated in the U.S.; and

•	satisfies the other criteria set forth under “The Receivables” in the accompanying prospectus.

As of the statistical cut-off date, approximately 19.04% of the aggregate receivables balance are motor vehicle receivables originated on the basis of loan applications received over the Internet by one or more affiliates of COAF (the “Internet Receivables”). All of the motor vehicle receivables (including all of the Internet Receivables) were underwritten by COAF in accordance with its underwriting standards. See “Origination and Servicing Procedures” in the accompanying prospectus.

All of the receivables are Simple Interest Receivables. See “The Receivables—Calculation Methods” in the accompanying prospectus.

The composition, distribution by model year, distribution by contract rate and geographic distribution by state, in each case of the receivables as of the statistical cut-off date are set forth in the tables below.

Composition of the Receivables Pool

As of the Statistical Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$161,484,529.26	$494,881,940.83	$656,366,470.09
Number of Receivables	7,695	33,965	41,660
Percent of Aggregate Outstanding Principal Balance	24.60%	75.40%
Average Outstanding Principal Balance	$20,985.64	$14,570.35	$15,755.32
Range of Principal Balances	$3,122.87-$39,904.78	$3,002.88-$39,770.67	$3,002.88-$39,904.78
Weighted Average Contract Rate	13.17%	13.61%	13.50%
Range of Contract Rates	6.45%-23.95%	6.49%-25.95%	6.45%-25.95%
Weighted Average Remaining Term	66.41	56.10	58.63
Range of Remaining Terms	6-72 months	6-72 months	6-72 months
Weighted Average Original Term	68.97	59.29	61.67
Range of Original Terms	32-72 months	24-72 months	24-72 months

Distribution of the Receivables Pool by Model Year

As of the Statistical Cut-off Date

Model Year	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
1994 or Prior	412	0.99%	$3,182,559.51	0.48%
1995	582	1.40	4,701,686.46	0.72
1996	1,080	2.59	9,604,947.15	1.46
1997	2,318	5.56	24,264,550.51	3.70
1998	3,852	9.25	46,092,880.33	7.02
1999	6,075	14.58	84,421,047.57	12.86
2000	7,641	18.34	114,487,104.71	17.44
2001	6,678	16.03	109,757,432.06	16.72
2002	6,827	16.39	125,833,279.24	19.17
2003	6,178	14.83	133,661,694.46	20.36
2004	17	0.04	359,288.09	0.05

Total	41,660	100.00%	$656,366,470.09	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables Pool by Contract Rate

As of the Statistical Cut-off Date

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
6.00– 6.99%	267	0.64%	$ 5,024,042.24	0.77%
7.00– 7.99	919	2.21	16,247,209.17	2.48
8.00– 8.99	1,674	4.02	28,528,918.25	4.35
9.00– 9.99	2,635	6.33	42,591,913.86	6.49
10.00–10.99	3,573	8.58	57,760,121.43	8.80
11.00–11.99	3,663	8.79	60,686,762.78	9.25
12.00–12.99	3,934	9.44	65,137,139.96	9.92
13.00–13.99	7,594	18.23	121,018,932.29	18.44
14.00–14.99	5,277	12.67	83,681,822.82	12.75
15.00–15.99	5,565	13.36	79,857,519.32	12.17
16.00–16.99	3,654	8.77	56,472,212.38	8.60
17.00–17.99	1,627	3.91	23,069,032.75	3.51
18.00–18.99	710	1.70	9,656,733.68	1.47
19.00–19.99	296	0.71	3,943,622.88	0.60
20.00–20.99	115	0.28	1,220,481.46	0.19
21.00–21.99	60	0.14	714,314.06	0.11
22.00–22.99	56	0.13	489,281.06	0.07
23.00–23.99	17	0.04	140,170.67	0.02
24.00–24.99	21	0.05	106,131.37	0.02
25.00–25.99	3	0.01	20,107.66	0.00

Total	41,660	100.00%	$656,366,470.09	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables Pool by State

As of the Statistical Cut-off Date

State (1)	Number of Receivables	Percent of Total Number of Receivables (3)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance (3)
Alabama	1,225	2.94%	$19,243,255.04	2.93%
Arizona	1,232	2.96	20,126,068.87	3.07
Arkansas	530	1.27	8,731,853.64	1.33
California	5,969	14.33	97,672,501.03	14.88
Colorado	447	1.07	7,201,203.32	1.10
Florida	3,482	8.36	54,113,236.72	8.24
Georgia	2,006	4.82	32,185,825.81	4.90
Illinois	1,038	2.49	17,195,044.14	2.62
Indiana	857	2.06	12,157,561.96	1.85
Louisiana	903	2.17	14,985,808.96	2.28
Maryland	1,272	3.05	20,904,513.32	3.18
Massachusetts	480	1.15	6,837,342.53	1.04
Michigan	640	1.54	9,348,903.15	1.42
Mississippi	593	1.42	9,563,760.60	1.46
Missouri	647	1.55	9,340,699.35	1.42
Nevada	450	1.08	7,895,286.81	1.20
New Jersey	1,243	2.98	19,061,691.39	2.90
New York	1,956	4.70	28,913,539.04	4.41
North Carolina	1,330	3.19	20,823,734.24	3.17
Ohio	818	1.96	12,029,989.83	1.83
Oklahoma	641	1.54	9,681,256.60	1.47
Oregon	546	1.31	7,271,389.32	1.11
Pennsylvania	1,150	2.76	17,936,636.57	2.73
South Carolina	620	1.49	9,067,115.28	1.38
Tennessee	1,073	2.58	16,807,660.24	2.56
Texas	5,058	12.14	83,548,388.65	12.73
Utah	501	1.20	7,394,109.09	1.13
Virginia	1,007	2.42	16,158,762.90	2.46
Washington	495	1.19	8,192,515.36	1.25
Wisconsin	571	1.37	8,607,662.92	1.31
All Other States (2)	2,880	6.91	43,369,153.41	6.61

Total	41,660	100.00%	$656,366,470.09	100.00%

(1)	Based on the billing address of the obligor of the related receivable.
(2)	No other State accounts for more than 1.00% of the aggregate outstanding principal balance.
(3)	Sum may not equal 100% due to rounding.

Removal of Nonconforming Receivables

A receivable will be removed from the receivables pool if it is discovered that the receivable is a Nonconforming Receivable and such nonconformity has a material and adverse effect on the issuer, the noteholders or the note insurer in such receivable. The obligations of COAF, the seller and the issuer to remove or repurchase any Nonconforming Receivable and other related items of the issuer property and to remit the Repurchase Price to the revenue fund with respect to a Nonconforming Receivable, the nonconformity of which materially and adversely affects the interest of the issuer, the noteholders or the note insurer in such receivable, will be the sole remedy with respect to Nonconforming Receivables. In addition, under the limited guaranty, any repurchase obligation of COAF will be guaranteed by Capital One Financial Corporation.

DELINQUENCIES AND LOSSES

Generally, when an obligor fails to make all or part of a required payment on a receivable by its payment due date, the receivable is classified as delinquent. The servicer considers a receivable delinquent when an obligor fails to make all or part of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due. A delinquent receivable in the receivables pool will typically be charged-off at the earlier of (i) at or before the end of the month in which it reaches 120 days of delinquency, (ii) the month when the servicer determines that the receivable should be written off as uncollectible, or (iii) the month in which the financed vehicle is repossessed. However, a delinquent receivable that represents the obligation of a bankrupt obligor will typically be charged-off at or before the month in which it reaches 180 days of delinquency.

The following tables provide information relating to the delinquency and credit loss experience for each period indicated with respect to all motor vehicle receivables originated by COAF and its affiliates and serviced by COAF at the end of such period that were classified in the “below prime” category. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool, and do not include delinquency and credit loss experience for motor vehicle receivables originated over the Internet other than for the year ended December 31, 2002 and the three month period ended March 31, 2003. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of COAF’s motor vehicle receivables servicing portfolio set forth in the following tables. Additionally, COAF originates and services “prime” category receivables, but this segment of COAF’s portfolio is also excluded from the following delinquency and credit loss experience tables.

Delinquency Experience

($ in 000s)

	As of March 31,
	2003		2002
	Amount	Percent	Amount	Percent
Principal Amount of Receivables Outstanding	$5,987,470		$3,959,758
Delinquencies
30–59 days	$302,056	5.04%	$155,706	3.93%
60–89 days	72,540	1.21	33,131	0.84
90 days & over	48,896	0.82	21,517	0.54

Total 30+ Delinquencies	$423,492	7.07%	$210,354	5.31%

	As of December 31,
	2002		2001		2000		1999
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Principal Amount of Receivables Outstanding	$5,817,561		$2,966,575		$1,174,455		$521,357
Delinquencies
30–59 days	$344,011	5.91%	$158,590	5.35%	$76,337	6.50%	$38,216	7.33%
60–89 days	105,727	1.82	46,201	1.56	19,396	1.65	8,957	1.72
90 days & over	56,855	0.98	18,941	0.64	7,587	0.65	4,212	0.81

Total 30+ Delinquencies	$506,593	8.71%	$223,732	7.54%	$103,320	8.80%	$51,385	9.86%

Credit Loss Experience

($ in 000s)

	As of March 31,
	2003	2002
Number of Receivables Outstanding	432,946	281,565
Average Number of Receivables Outstanding	423,572	247,148
Number of Receivables Repossessed	6,992	3,161
Number of Receivables Repossessed as a Percentage of Average Number of Receivables Outstanding(1)	6.60%	5.12%
Average Principal Balance Outstanding(2)	$5,902,516	$3,472,868
Net Dollar Loss(3)	$89,766	$37,852
Net Dollar Loss as a Percentage of Average Principal Balance Outstanding(1)	6.08%	4.36%

	As of December 31,
	2002	2001	2000	1999
Number of Receivables Outstanding	414,197	212,730	88,621	43,695
Average Number of Receivables Outstanding	313,464	150,676	66,158	36,812
Number of Receivables Repossessed	17,304	8,311	4,611	3,623
Number of Receivables Repossessed as a Percentage of Average Number of Receivables Outstanding	5.52%	5.52%	6.97%	9.84%
Average Principal Balance Outstanding(2)	$4,392,068	$2,070,515	$847,906	$437,172
Net Dollar Loss(3)	$217,991	$85,664	$36,357	$27,665
Net Dollar Loss as a Percentage of Average Principal Balance Outstanding	4.96%	4.14%	4.29%	6.33%

(1)	Percentages reflected for the three month period ended March 31, 2003 and 2002 are annualized figures.
(2)	The average of the principal balance outstanding at the beginning of the period and at the end of the period.
(3)	Net Dollar Loss is equal to serviced losses excluding accounting accruals. Deficiency estimates (50% of the aggregate receivable balances at the time of repossession) are used for vehicles that have been repossessed but not yet sold.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables owned by the issuer may differ from those shown in the foregoing tables.

See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement” in the accompanying prospectus for additional information regarding the servicer.

MATURITY AND PREPAYMENT CONSIDERATIONS

Each of the motor vehicle receivables owned by the issuer is subject to prepayment without penalty at any time. If prepayments are received on the motor vehicle receivables, the actual weighted average life of the motor vehicle receivables may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. The rate of prepayments on the motor vehicle receivables may be influenced by a variety of economic, social and other factors.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the motor vehicle receivables owned by the issuer. As a result, final payment of each class of notes could be made significantly earlier than the final scheduled payment date for such class.

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or ABS, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle receivables, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of Initial Aggregate Outstanding Principal Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuer holds twelve pools of receivables with the following characteristics:

Pool	Aggregate Principal Balance	Gross Contract Rate	Assumed Cutoff Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$996,232.23	19.054%	6/1/2003	56	10
2	8,273,864.38	14.404%	6/1/2003	38	20
3	46,679,054.99	13.018%	6/1/2003	38	32
4	125,119,903.85	13.134%	6/1/2003	48	44
5	337,797,226.49	13.318%	6/1/2003	59	56
6	448,875,653.55	13.764%	6/1/2003	70	68
7	249,058.05	19.054%	7/1/2003	56	56
8	2,068,466.10	14.404%	7/1/2003	38	38
9	11,669,763.74	13.018%	7/1/2003	38	38
10	31,279,975.96	13.134%	7/1/2003	48	48
11	84,449,306.63	13.318%	7/1/2003	59	59
12	112,218,913.39	13.764%	7/1/2003	70	70

Total	$1,209,677,419.35

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the Class A Notes at the assigned coupon rates: Class A-1 Notes, 1.25063%; Class A-2 Notes, 1.40%; Class A-3-A Notes, 1.83%; Class A-3-B Notes, 1.883%; Class A-4-A Notes, 2.47%; and Class A-4-B Notes, 2.59%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in June 2003 and each month has 30 days;

•	the initial Aggregate Outstanding Principal Balances of each class of Class A Notes are equal to the initial Aggregate Outstanding Principal Balances set forth on the front cover of this prospectus supplement;

•	payments on the Class A Notes are paid in cash on each payment date commencing July 15, 2003, and on the 15th calendar day of each subsequent month;

•	the Class A Notes are purchased on the closing date of June 3, 2003;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	all of the funds in the pre-funding account are used to purchase additional receivables; and

•	the optional redemption of the Class A Notes will be exercised at the earliest opportunity.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Aggregate Outstanding Principal Balances of each class of Class A Notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Class A Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of Class A Notes is determined by:

•	multiplying the amount of each principal payment on a Class A Note by the number of years from the date of the issuance of the Class A Note to the related payment date;

•	adding the results; and

•	dividing the sum by the related total principal payments of the Class A Note.

Percent of Initial Aggregate Outstanding Principal Balance

at Various ABS Percentages

	Class A-1 Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Close	100.0%	100.0%	100.0%	100.0%
July, 2003	89.8	87.7	84.6	80.5
August, 2003	76.7	72.0	65.2	56.7
September, 2003	63.7	56.5	46.1	33.7
October, 2003	52.8	44.1	31.4	16.2
November, 2003	44.5	33.6	17.9	0.0
December, 2003	36.1	23.2	4.5	0.0
January, 2004	27.8	12.9	0.0	0.0
February, 2004	19.4	2.6	0.0	0.0
March, 2004	11.1	0.0	0.0	0.0
April, 2004	2.7	0.0	0.0	0.0
May, 2004	0.0	0.0	0.0	0.0
June, 2004	0.0	0.0	0.0	0.0
July, 2004	0.0	0.0	0.0	0.0
August, 2004	0.0	0.0	0.0	0.0
September, 2004	0.0	0.0	0.0	0.0
October, 2004	0.0	0.0	0.0	0.0
November, 2004	0.0	0.0	0.0	0.0
December, 2004	0.0	0.0	0.0	0.0
January, 2005	0.0	0.0	0.0	0.0
February, 2005	0.0	0.0	0.0	0.0
March, 2005	0.0	0.0	0.0	0.0
April, 2005	0.0	0.0	0.0	0.0
May, 2005	0.0	0.0	0.0	0.0
June, 2005	0.0	0.0	0.0	0.0
July, 2005	0.0	0.0	0.0	0.0
August, 2005	0.0	0.0	0.0	0.0
September, 2005	0.0	0.0	0.0	0.0
October, 2005	0.0	0.0	0.0	0.0
November, 2005	0.0	0.0	0.0	0.0
December, 2005	0.0	0.0	0.0	0.0
January, 2006	0.0	0.0	0.0	0.0
February, 2006	0.0	0.0	0.0	0.0
March, 2006	0.0	0.0	0.0	0.0
April, 2006	0.0	0.0	0.0	0.0
May, 2006	0.0	0.0	0.0	0.0
June, 2006	0.0	0.0	0.0	0.0
July, 2006	0.0	0.0	0.0	0.0
August, 2006	0.0	0.0	0.0	0.0
September, 2006	0.0	0.0	0.0	0.0
October, 2006	0.0	0.0	0.0	0.0
November, 2006	0.0	0.0	0.0	0.0
December, 2006	0.0	0.0	0.0	0.0
January, 2007	0.0	0.0	0.0	0.0
February, 2007	0.0	0.0	0.0	0.0
March, 2007	0.0	0.0	0.0	0.0
April, 2007	0.0	0.0	0.0	0.0
May, 2007	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0
July, 2007	0.0	0.0	0.0	0.0
August, 2007	0.0	0.0	0.0	0.0
September, 2007	0.0	0.0	0.0	0.0
October, 2007	0.0	0.0	0.0	0.0
November, 2007	0.0	0.0	0.0	0.0
December, 2007	0.0	0.0	0.0	0.0
January, 2008	0.0	0.0	0.0	0.0

Weighted Average Life (in Years)	0.47	0.39	0.32	0.27
First Principal	July, 2003	July, 2003	July, 2003	July, 2003
Last Principal	May, 2004	March, 2004	January, 2004	November, 2003

Percent of Initial Aggregate Outstanding Principal Balance

at Various ABS Percentages

	Class A-2 Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Close	100.0%	100.0%	100.0%	100.0%
July, 2003	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0
November, 2003	100.0	100.0	100.0	99.2
December, 2003	100.0	100.0	100.0	85.2
January, 2004	100.0	100.0	92.8	71.5
February, 2004	100.0	100.0	82.0	57.9
March, 2004	100.0	93.7	71.3	44.7
April, 2004	100.0	85.3	60.8	31.6
May, 2004	95.4	77.0	50.4	18.8
June, 2004	88.5	68.7	40.2	6.3
July, 2004	81.6	60.5	30.1	0.0
August, 2004	74.7	52.4	20.2	0.0
September, 2004	67.8	44.3	10.5	0.0
October, 2004	60.8	36.3	0.9	0.0
November, 2004	53.9	28.3	0.0	0.0
December, 2004	47.0	20.5	0.0	0.0
January, 2005	40.1	12.6	0.0	0.0
February, 2005	33.2	4.9	0.0	0.0
March, 2005	26.4	0.0	0.0	0.0
April, 2005	19.7	0.0	0.0	0.0
May, 2005	12.9	0.0	0.0	0.0
June, 2005	6.1	0.0	0.0	0.0
July, 2005	0.0	0.0	0.0	0.0
August, 2005	0.0	0.0	0.0	0.0
September, 2005	0.0	0.0	0.0	0.0
October, 2005	0.0	0.0	0.0	0.0
November, 2005	0.0	0.0	0.0	0.0
December, 2005	0.0	0.0	0.0	0.0
January, 2006	0.0	0.0	0.0	0.0
February, 2006	0.0	0.0	0.0	0.0
March, 2006	0.0	0.0	0.0	0.0
April, 2006	0.0	0.0	0.0	0.0
May, 2006	0.0	0.0	0.0	0.0
June, 2006	0.0	0.0	0.0	0.0
July, 2006	0.0	0.0	0.0	0.0
August, 2006	0.0	0.0	0.0	0.0
September, 2006	0.0	0.0	0.0	0.0
October, 2006	0.0	0.0	0.0	0.0
November, 2006	0.0	0.0	0.0	0.0
December, 2006	0.0	0.0	0.0	0.0
January, 2007	0.0	0.0	0.0	0.0
February, 2007	0.0	0.0	0.0	0.0
March, 2007	0.0	0.0	0.0	0.0
April, 2007	0.0	0.0	0.0	0.0
May, 2007	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0
July, 2007	0.0	0.0	0.0	0.0
August, 2007	0.0	0.0	0.0	0.0
September, 2007	0.0	0.0	0.0	0.0
October, 2007	0.0	0.0	0.0	0.0
November, 2007	0.0	0.0	0.0	0.0
December, 2007	0.0	0.0	0.0	0.0
January, 2008	0.0	0.0	0.0	0.0

Weighted Average Life (in Years)	1.54	1.27	1.00	0.80
First Principal	May, 2004	March, 2004	January, 2004	November, 2003
Last Principal	July, 2005	March, 2005	November, 2004	July, 2004

Percent of Initial Aggregate Outstanding Principal Balance

at Various ABS Percentages

	Class A-3-A Notes and Class A-3-B Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Close	100.0%	100.0%	100.0%	100.0%
July, 2003	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0
November, 2003	100.0	100.0	100.0	100.0
December, 2003	100.0	100.0	100.0	100.0
January, 2004	100.0	100.0	100.0	100.0
February, 2004	100.0	100.0	100.0	100.0
March, 2004	100.0	100.0	100.0	100.0
April, 2004	100.0	100.0	100.0	100.0
May, 2004	100.0	100.0	100.0	100.0
June, 2004	100.0	100.0	100.0	100.0
July, 2004	100.0	100.0	100.0	95.1
August, 2004	100.0	100.0	100.0	85.1
September, 2004	100.0	100.0	100.0	75.4
October, 2004	100.0	100.0	100.0	65.9
November, 2004	100.0	100.0	92.9	56.7
December, 2004	100.0	100.0	85.2	47.6
January, 2005	100.0	100.0	77.7	38.9
February, 2005	100.0	100.0	70.3	30.3
March, 2005	100.0	97.8	63.1	22.0
April, 2005	100.0	91.6	56.1	14.0
May, 2005	100.0	85.5	49.2	6.2
June, 2005	100.0	79.4	42.4	0.0
July, 2005	99.5	73.3	35.8	0.0
August, 2005	93.9	67.4	29.3	0.0
September, 2005	88.3	61.5	23.1	0.0
October, 2005	82.6	55.7	16.9	0.0
November, 2005	77.0	49.9	11.0	0.0
December, 2005	71.4	44.2	5.1	0.0
January, 2006	65.8	38.6	0.0	0.0
February, 2006	60.3	33.1	0.0	0.0
March, 2006	55.1	27.9	0.0	0.0
April, 2006	49.8	22.8	0.0	0.0
May, 2006	44.7	17.8	0.0	0.0
June, 2006	39.5	12.8	0.0	0.0
July, 2006	34.3	7.9	0.0	0.0
August, 2006	29.1	3.1	0.0	0.0
September, 2006	23.9	0.0	0.0	0.0
October, 2006	18.8	0.0	0.0	0.0
November, 2006	13.8	0.0	0.0	0.0
December, 2006	8.7	0.0	0.0	0.0
January, 2007	3.7	0.0	0.0	0.0
February, 2007	0.0	0.0	0.0	0.0
March, 2007	0.0	0.0	0.0	0.0
April, 2007	0.0	0.0	0.0	0.0
May, 2007	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0
July, 2007	0.0	0.0	0.0	0.0
August, 2007	0.0	0.0	0.0	0.0
September, 2007	0.0	0.0	0.0	0.0
October, 2007	0.0	0.0	0.0	0.0
November, 2007	0.0	0.0	0.0	0.0
December, 2007	0.0	0.0	0.0	0.0
January, 2008	0.0	0.0	0.0	0.0

Weighted Average Life (in Years)	2.92	2.51	2.00	1.56
First Principal	July, 2005	March, 2005	November, 2004	July, 2004
Last Principal	February, 2007	September, 2006	January, 2006	June, 2005

Percent of Initial Aggregate Outstanding Principal Balance

at Various ABS Percentages

	Class A-4-A Notes and Class A-4-B Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Close	100.0%	100.0%	100.0%	100.0%
July, 2003	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0
November, 2003	100.0	100.0	100.0	100.0
December, 2003	100.0	100.0	100.0	100.0
January, 2004	100.0	100.0	100.0	100.0
February, 2004	100.0	100.0	100.0	100.0
March, 2004	100.0	100.0	100.0	100.0
April, 2004	100.0	100.0	100.0	100.0
May, 2004	100.0	100.0	100.0	100.0
June, 2004	100.0	100.0	100.0	100.0
July, 2004	100.0	100.0	100.0	100.0
August, 2004	100.0	100.0	100.0	100.0
September, 2004	100.0	100.0	100.0	100.0
October, 2004	100.0	100.0	100.0	100.0
November, 2004	100.0	100.0	100.0	100.0
December, 2004	100.0	100.0	100.0	100.0
January, 2005	100.0	100.0	100.0	100.0
February, 2005	100.0	100.0	100.0	100.0
March, 2005	100.0	100.0	100.0	100.0
April, 2005	100.0	100.0	100.0	100.0
May, 2005	100.0	100.0	100.0	100.0
June, 2005	100.0	100.0	100.0	98.3
July, 2005	100.0	100.0	100.0	89.1
August, 2005	100.0	100.0	100.0	80.3
September, 2005	100.0	100.0	100.0	71.7
October, 2005	100.0	100.0	100.0	63.5
November, 2005	100.0	100.0	100.0	55.7
December, 2005	100.0	100.0	100.0	48.2
January, 2006	100.0	100.0	99.4	41.0
February, 2006	100.0	100.0	92.5	0.0
March, 2006	100.0	100.0	86.0	0.0
April, 2006	100.0	100.0	79.7	0.0
May, 2006	100.0	100.0	73.7	0.0
June, 2006	100.0	100.0	67.8	0.0
July, 2006	100.0	100.0	62.2	0.0
August, 2006	100.0	100.0	56.8	0.0
September, 2006	100.0	97.9	51.6	0.0
October, 2006	100.0	92.1	46.7	0.0
November, 2006	100.0	86.4	42.0	0.0
December, 2006	100.0	80.8	0.0	0.0
January, 2007	100.0	75.3	0.0	0.0
February, 2007	98.3	69.9	0.0	0.0
March, 2007	92.8	65.2	0.0	0.0
April, 2007	87.4	60.7	0.0	0.0
May, 2007	82.0	56.2	0.0	0.0
June, 2007	76.6	51.8	0.0	0.0
July, 2007	71.2	47.5	0.0	0.0
August, 2007	66.0	43.5	0.0	0.0
September, 2007	60.8	0.0	0.0	0.0
October, 2007	55.7	0.0	0.0	0.0
November, 2007	50.5	0.0	0.0	0.0
December, 2007	45.4	0.0	0.0	0.0
January, 2008	0.0	0.0	0.0	0.0

Weighted Average Life (In Years)	4.36	3.97	3.25	2.49
First Principal	February, 2007	September, 2006	January, 2006	June, 2005
Last Principal	January, 2008	September, 2007	December, 2006	February, 2006

THE NOTES

The following information summarizes material provisions of the notes, the indenture and the servicing agreement. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture and the servicing agreement set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the “indenture” to be dated as of the closing date between the issuer and the indenture trustee for the benefit of the noteholders and the note insurer. We will file a copy of the indenture with the SEC after we issue the notes. Class A Noteholders will have the right to receive payments made with respect to the receivables and other assets in the issuer property and certain rights and benefits available to the indenture trustee under the indenture and the servicing agreement including certain payments under the note guaranty insurance policy.

The principal and interest with respect to the Class A Notes and principal on the Class B Notes will be paid from Monthly Available Funds and from amounts on deposit in the reserve fund and, with respect to principal, the pre-funding account to the extent provided in the indenture. To the extent Monthly Available Funds and amounts on deposit in the reserve fund are insufficient to make payments of interest to the Class A Noteholders, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the shortfall. To the extent Monthly Available Funds and amounts on deposit in the reserve fund are insufficient to make certain limited payments of principal on the Class A Notes on each payment date, and all unpaid principal of each class of Class A Notes on its final scheduled payment date, to the Class A Noteholders, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the shortfall. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

The indenture trustee will distribute principal of and interest on the Class A Notes and principal of the  Class B Notes on each payment date to holders in whose names the notes were registered on the latest record date.

The issuer pays principal of and interest on the Class A Notes and principal of the Class B Notes on each payment date, which is the 15th day of each month (or if not a Business Day, the next Business Day). The “final scheduled payment date” for each class of the Class A Notes is set forth on the cover page to this prospectus supplement.

Book-Entry Registration

Except in limited circumstances described in the indenture, all Class A Notes will be held in book-entry form. Investors in the Class A Notes may hold the Class A Notes through any of DTC in the name of Cede & Co., as nominee of DTC and registered in the name of a nominee of DTC for the accounts of Clearstream or Euroclear, which in turn hold through DTC. Investors’ interests in the Class A Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their Class A Notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Class A Noteholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Notes may do so only through DTC participants and DTC indirect participants. The Class A Notes will be tradeable as home market instruments in both the European and U.S. domestic markets so initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven days settlement.

Secondary market trading between investors through DTC will be conducted according to DTC rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Class A Notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and as DTC participants.

In addition, Class A Noteholders will receive all payments of principal of and interest on the Class A Notes from the indenture trustee through DTC and its DTC participants. Under a book-entry format, Class A Noteholders will receive payments after the related payment date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each such date, DTC will forward such payments to DTC participants which thereafter will be required to forward them to DTC indirect participants or Class A Noteholders. It is anticipated that the only Class A Noteholder will be Cede & Co., as nominee of DTC, and that Class A Noteholders will not be recognized by the indenture trustee as Class A Noteholders under the indenture. Class A Noteholders will be permitted to exercise the rights of Class A Noteholders under the indenture indirectly through DTC and its DTC participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the Class A Notes and is required to receive and transmit payments of principal of and interest on the Class A Notes. DTC participants and DTC indirect participants with which Class A Noteholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Class A Noteholders.

Because DTC can only act on behalf of DTC participants who in turn act on behalf of DTC indirect participants and certain banks, the ability of a Class A Noteholder to pledge Class A Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Class A Notes, may be limited due to lack of a physical note for such Class A Notes.

DTC has advised the issuer that it will take any action permitted to be taken by a Class A Noteholder under the indenture only at the direction of one or more DTC participants to whose account with DTC the Class A Notes are credited. Additionally, DTC has advised the issuer that it will take such actions with respect to specified percentages of the Class A Noteholders’ interest only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests.

For more information with respect to initial settlement, secondary market trading (including trading between DTC participants, trading between Clearstream or Euroclear participants, trading between DTC and Clearstream or Euroclear participants and trading between Clearstream or Euroclear and DTC) and U.S. federal income tax documentation requirements (including exemption for non-U.S. persons and Form W-8 BEN), see “The Securities—Book-Entry Registration” and “—Global Clearance, Settlement and Tax Documentation Procedures” in the accompanying prospectus.

Definitive Notes

Class A Notes will be issued in fully registered, certificated form to Class A Noteholders or their nominees, rather than to DTC or its nominee (the “definitive notes”), only if:

•	(i) DTC notifies the issuer and the indenture trustee that it is unwilling or unable to continue as securities depository with respect to any or all of the Class A Notes or (ii) at any time that DTC is no longer registered or in good standing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable statute or regulation, and in either case a successor securities depository is not appointed by the issuer within ninety (90) days after the issuer receives notice or becomes aware of such condition, as the case may be; or

•	the issuer, at its option, elects to terminate the book-entry system through DTC.

The indenture trustee will pay to each noteholder of record as of the related record date either:

•	by wire transfer, in immediately available funds to the account of such noteholder at a bank or other entity having appropriate facilities therefor, if such noteholder will have provided to the indenture trustee appropriate written instructions three Business Days prior to the record date and such noteholder’s notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent payment dates); or

•	if not, by check mailed to such noteholder at the address of such noteholder appearing in the note register, the amounts to be paid to such noteholder pursuant to such noteholder’s notes; provided that as long as the Class A Notes are registered in the name of DTC such payments will be made to the nominee thereof in immediately available funds.

Definitive notes will be transferable and exchangeable at the corporate trust office (as defined in the indenture) of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Collections and Transfers of Funds for Payment

COAF, as servicer, will deposit all payments and proceeds of the receivables collected during each Collection Period into an account maintained by the indenture trustee, which we refer to as the “collection account,” within two (2) Business Days of receipt. The indenture trustee will transfer funds on deposit in the collection account to an account also maintained by the indenture trustee, which we refer to as the “revenue fund,” on a daily basis. On the third Business Day preceding each payment date, which we refer to as the “transfer date,” based on the information set forth in the related monthly servicer report, the indenture trustee will allocate funds from the revenue fund and, as applicable, the reserve fund. On or before the related payment date, the swap counterparty will deposit Net Swap Receipts for such payment date, if any, into the revenue fund, and the indenture trustee will apply funds on deposit in the revenue fund and the reserve fund to make payments on that payment date as specified under “—Payment Priority” in this prospectus supplement. Earnings on Eligible Investments on deposit in the collection account, the revenue fund, the reserve fund and the pre-funding account will be included in Monthly Available Funds and distributed on each payment date as specified under “—Payment Priority” in this prospectus supplement.

Payments of Interest

Interest on the Aggregate Outstanding Principal Balances of the Class A-1 Notes, the Class A-2 Notes, the Class A-3-A Notes and the Class A-4-A Notes will accrue at the applicable rate as set forth on the cover page of this prospectus supplement and will be due and payable to the applicable noteholders on each payment date. Interest on the Class A-3-B Notes and the Class A-4-B Notes will each accrue at a floating rate equal to LIBOR plus the percentage with respect to such class set forth on the cover page to this prospectus supplement and will be due and payable to the applicable noteholders on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date. Interest will not accrue on the Class B Notes.

Calculation of Interest.    Interest will accrue and will be calculated on the various classes of Class A Notes as follows:

•	Interest on the Class A-1 Notes, the Class A-3-B Notes and the Class A-4-B Notes will be calculated on the basis of actual number of days elapsed and a 360-day year.

•	Interest on the Class A-2 Notes, the Class A-3-A Notes and the Class A-4-A Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest will accrue on the Aggregate Outstanding Principal Balance of each class of Class A Notes as of the prior payment date, after giving effect to all payments of principal on such payment date, or in the case of the first payment date the closing date. Interest accrued as of any payment date but not paid on such payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest Rate Swap

On the closing date, the issuer will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, and two confirmations with the swap counterparty to hedge the floating interest rate risk on the Class A-3-B Notes and the Class A-4-B Notes, as applicable. The interest rate swap for the Class A-3-B Notes will have an initial notional amount equal to the initial Aggregate Outstanding Principal Balance of the Class A-3-B Notes on the closing date, and will decrease by the amount of any principal payments on the Class A-3-B Notes. The interest rate swap for the Class A-4-B Notes will have an initial notional amount equal to the initial Aggregate Outstanding Principal Balance of the Class A-4-B Notes on the closing date, and will decrease by the amount of any principal payments on the Class A-4-B Notes. The notional amounts of the interest rate swaps at all times that the swaps are in place will be equal to the Aggregate Outstanding Principal Balance of the Class A-3-B Notes and Aggregate Outstanding Principal Balance of the Class A-4-B Notes, as applicable.

In general, under the interest rate swap agreement, on each payment date the issuer will be obligated to pay the swap counterparty a fixed rate payment based on a fixed rate of 1.883% with respect to Class A-3-B Notes and a fixed rate of 2.590% with respect to Class A-4-B Notes on the notional amount of the applicable interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3-B Notes and the Class A-4-B Notes, as applicable, on the same notional amounts. Payments on each interest rate swap will be exchanged on a net basis. The payment obligations of the issuer to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders and the note insurer. Net Swap Payments made by the issuer rank higher in priority than all payments on the notes. The note insurer will issue the swap policy guaranteeing payment from the issuer to the swap counterparty of Net Swap Payments and, under the limited circumstances described in the swap policy, Swap Termination Payments. If the note insurer makes payments under the swap policy, the note insurer will be subrogated (to the extent of its payments under the swap policy) to the rights of the swap counterparty to receive payments under the interest rate swap agreement.

An event of default under the interest rate swap agreement includes, among other things:

•	failure to make payments due under the interest rate swap agreement or the swap policy; or

•	the occurrence of certain bankruptcy and insolvency events of the issuer, the note insurer or the swap counterparty.

A termination event under the interest rate swap agreement includes, among other things:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	an amendment to the indenture that affects the interest rate swap agreement in certain respects without the prior consent of the swap counterparty;

•	if an event of default or termination event under the interest rate swap agreement has occurred and is continuing, the withdrawal or the downgrade below certain agreed thresholds of the financial strength rating of the note insurer; or

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty, among other things:

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty with an acceptable rating.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuer out of its available funds. A Swap Termination Payment is subordinated to all payments of principal and interest on the Class A Notes. The amount of any such Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any such Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under that interest rate swap agreement to the extent not previously paid.

Payments of Principal

Prior to the acceleration of the notes following an event of default under the indenture, the issuer will make principal payments on each payment date to the Class A Noteholders and to the Class B Noteholders pursuant to the payment priority below. The Class A Principal Payment Amount will be made sequentially to the earliest maturing class or classes of Class A Notes. If a Triggering Event has occurred and is continuing, all remaining Monthly Available Funds after clause (7) in “—Payment Priority” will be paid first, to the Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, second, on a pro rata basis to each remaining class of Class A Notes, based on the Aggregate Outstanding Principal Balance of each class of Class A Notes until the Aggregate Outstanding Principal Balance of all remaining Class A Notes has been reduced to zero, third, to the Class B Noteholders until the Aggregate Outstanding Principal Balance of Class B Notes has been reduced to zero.

Payment Priority

On each payment date, prior to the acceleration of the notes following an event of default under the indenture, the indenture trustee will apply Monthly Available Funds and, for clauses (1) through (6) only, amounts on deposit in the reserve fund without regard to whether withdrawing these amount would cause the reserve fund balance to be less than the Reserve Fund Requirement, as described below under “—Reserve Fund” as follows:

(1)	to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee fees and owner trustee fees) and any reasonable expenses; provided, however, that unless (i) an event of default or event of servicing default occurs and is continuing and (ii) the note insurer (or, if a Note Insurer Default has occurred and is continuing, the Class A Noteholders constituting Class A Noteholder Approval or, if the Class A Notes and the note insurer have been fully repaid, the Class B Noteholders constituting Class B Noteholder Approval) has otherwise consented, expenses payable to the indenture trustee and the owner trustee pursuant to this clause (1) shall be limited to, in the aggregate, $150,000 per annum;

(2)	to the servicer, the servicing fee (including any prior unpaid servicing fees) and expenses of the servicer permitted under the servicing agreement (including any prior unpaid permitted servicing expenses);

(3)	to the swap counterparty, the Net Swap Payment;

(4)	to the Class A Noteholders, ratably, the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3-A Note Interest, Class A-3-B Note Interest, Class A-4-A Note Interest and the Class A-4-B Note Interest, as applicable, to each such class;

(5)	provided that no Note Insurer Default has occurred and is continuing, to the note insurer, first an amount equal to the Premium (including any prior unpaid Premiums) and second an amount which is equal to Reimbursement Obligations (excluding Reimbursement Obligations relating to payments made under the note guaranty insurance policy with respect to principal on the Class A Notes);

(6)	sequentially, first to the Class A-1 Noteholders, the Class A Principal Payment Amount until the Aggregate Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, second to the Class A-2 Noteholders the Class A Principal Payment Amount until the Aggregate Outstanding Principal Balance of the Class A-2 Notes has been reduced to zero, third to the Class A-3-A Noteholders and the Class A-3-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each class of Class A-3 Notes), the Class A Principal Payment Amount until the Aggregate Outstanding Principal Balance of the Class A-3-A Notes and the Class A-3-B Notes has been reduced to zero and fourth to the Class A-4-A Noteholders and the Class A-4-B Noteholders on a pro rata basis (based upon the Aggregate Outstanding Principal Balance of each class of Class A-4 Notes), the Class A Principal Payment Amount until the Aggregate Outstanding Principal Balance of the Class A-4-A Notes and the Class A-4-B Notes has been reduced to zero;

(7)	to the note insurer, an amount equal to all accrued and unpaid Premium and Reimbursement Obligations to the extent not paid pursuant to clause (5);

(8)	to the reserve fund, an amount necessary to cause the amount on deposit in the reserve fund to equal the Reserve Fund Requirement, except when a Triggering Event has occurred and is continuing, in which case all remaining Monthly Available Funds will be paid, first to Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero second, ratably, to the remaining Class A Noteholders until the Aggregate Outstanding Principal Balance of the remaining Class A Notes has been reduced to zero and third, to the Class B Noteholders until the Aggregate Outstanding Principal Balance of the Class B Notes has been reduced to zero;

(9)

sequentially first to the Class A-1 Noteholders, second to the Class A-2 Noteholders, third to the Class A-3-A Noteholders and the Class A-3-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each class of Class A-3 Notes), and fourth to the Class A-4-A Noteholders and the Class A-4-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each class of Class A-4 Notes), the amount necessary to reduce the Aggregate

Outstanding Principal Balance of the Class A Notes to 90% of the aggregate receivables balance as of the end of the related Collection Period;

(10)	to the Class B Noteholders until the Aggregate Outstanding Principal Balance of the Class B Notes has been reduced to zero;

(11)	ratably, to the note insurer, any reimbursement of payments made under the swap policy in respect of Swap Termination Payments and to the swap counterparty, any Swap Termination Payments payable to the swap counterparty;

(12)	to the owner trustee and the indenture trustee, expenses permitted under the trust agreement and the indenture which have not been previously paid, and to the owner trustee, the indenture trustee and the servicer, indemnities and certain administrative expenses;

(13)	to the applicable person, an amount equal to the transition costs (up to $35,000), if any, in connection with the transition of duties from the servicer to a successor servicer;

(14)	to the applicable person (other than the servicer), any expenses incurred to reflect the security interest of the indenture trustee in the financed vehicles under certain circumstances, if any, to the extent not paid by the servicer; and

(15)	to the residual interestholder, any remaining Monthly Available Funds.

Reserve Fund

The seller will establish the reserve fund in the name of the indenture trustee for the benefit of the noteholders, the swap counterparty and the note insurer. To the extent that amounts on deposit in the reserve fund are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

Deposits to the Reserve Fund.    The reserve fund will be funded by deposits:

•	by the seller on the closing date in an amount equal to 2% of the initial aggregate receivables balance;

•	by the seller on each funding date in an amount equal to 2% of the aggregate receivables balance of the subsequent receivables for such funding date; and

•	following the closing date, by additional amounts from Monthly Available Funds on each payment date pursuant to the terms of the indenture until the amount on deposit in the reserve fund equals the Reserve Fund Requirement.

As of any payment date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the Reserve Fund Requirement. Unless a Triggering Event has occurred and is continuing, on each payment date, the issuer will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the reserve fund to equal the Reserve Fund Requirement to the extent set forth under “—Payment Priority” in this prospectus supplement. Earnings on Eligible Investments on deposit in the reserve fund will be included in Monthly Available Funds and distributed on each payment date as specified under “—Payment Priority” in this prospectus supplement

Withdrawals from the Reserve Fund.    On each payment date, to the extent of any shortfall between the Monthly Available Funds for that payment date and the amounts payable on that payment date under clauses (1) through (6) under “—Payment Priority” in this prospectus supplement, the indenture trustee will withdraw an amount equal to that shortfall from the reserve fund and apply it to pay in full the amounts payable under those clauses. If the amount on deposit in the reserve fund on any payment date exceeds the Reserve Fund Requirement for that payment date after giving effect to all deposits and withdrawals from the reserve fund on that payment date, then that excess amount will be included in Monthly Available Funds and distributed on that payment date as specified under “—Payment Priority” in this prospectus supplement.

Pre-Funding Account

The issuer will establish the pre-funding account with the indenture trustee on the closing date. An amount equal to approximately $241,935,484 will be deposited into the pre-funding account from the proceeds of the sale of the Class A Notes.

On each funding date, the issuer will use funds in the pre-funding account (other than earnings on Eligible Investments on deposit in the pre-funding account) to acquire subsequent receivables which will be included in the issuer property. In order to acquire subsequent receivables on a funding date, certain conditions precedent must be satisfied including obtaining the consent of the note insurer; provided that the giving or withholding of consent shall be based solely on the characteristics of the subsequent receivables pool in relation to the initial receivables pool. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables will be equal to the Receivables Purchase Price with respect to such subsequent receivables. It is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

Earnings on Eligible Investments on deposit in the pre-funding account will be included in Monthly Available Funds and distributed on each payment date as specified under “—Payment Priority” in this prospectus supplement. If any amounts remain on deposit in the pre-funding account at the end of the Funding Period, the notes will be prepaid on the first payment date following the termination of the Funding Period as follows:

(i)	to the Class A Noteholders, their pro rata portion of such funds (based on the initial Aggregate Outstanding Principal Balance of the Class A Notes as a fraction of the initial Aggregate Outstanding Principal Balance of all notes) subject to the following:

(a)	if the aggregate amount of such funds exceeds $100,000, to pay the outstanding Class A Noteholders’ portion of such funds to each class of Class A Noteholders on a pro rata basis (based on the initial Aggregate Outstanding Principal Balance of each class of the Class A Notes as a fraction of the initial Aggregate Outstanding Principal Balance of the Class A Notes); and

(b)	if the aggregate amount of such funds is less than or equal to $100,000, to pay the Class A Noteholders’ portion of such funds, sequentially, to the earliest maturing class or classes of Class A Notes beginning with the Class A-1 Notes; and

(ii)	to the Class B Noteholders, their pro rata portion of such funds (based on the initial Aggregate Outstanding Principal Balance of the Class B Notes as a fraction of the initial Aggregate Outstanding Principal Balance of all notes).

Optional Redemption

The Class A Notes and the Class B Notes are subject to redemption, in whole, prior to their respective final scheduled payment dates, by the issuer at the direction of the administrator, as long as COAF or an affiliate of COAF is the administrator, on any payment date on which the aggregate receivables balance as of the end of the related Collection Period has declined to 10% or less of the initial aggregate receivables balance plus the initial pre-funding deposit amount. The redemption price will equal the sum of the unpaid Aggregate Outstanding Principal Balance of the Class A Notes and the Aggregate Outstanding Principal Balance of the Class B Notes plus accrued and unpaid interest on the Class A Notes plus any other fees, expenses and other amounts due to the note insurer, the swap counterparty, the owner trustee and the indenture trustee on the date of redemption including any Swap Termination Payments due to the swap counterparty.

Events of Default

The occurrence of any one of the following events will be an “event of default“ under the indenture:

•	a default in the payment of any interest on the Class A Notes when the same becomes due and payable, and such default shall continue for a period of five or more days;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee, or noteholders evidencing at least 25% of the Aggregate Outstanding Principal Balance of the notes;

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 30 days after receipt by the issuer of written notice thereof from the indenture trustee, or noteholders evidencing at least 25% of the Aggregate Outstanding Principal Balance of the notes;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuer; and

•	the indenture trustee is required to make a claim on the note guaranty insurance policy.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

If an event of default under the indenture has not been cured or waived within the time period set forth in the indenture by the note insurer (or, if a Note Insurer Default has occurred and is continuing, by the Class A Noteholders constituting Class A Noteholder Approval or, if the Class A Notes and the note insurer have been fully repaid, the Class B Noteholders constituting Class B Noteholder Approval), then the note insurer may, in its sole discretion (or the Class A Notes constituting Class A Noteholder Approval if a Note Insurer Default has occurred and is continuing, or the Class B Notes constituting Class B Noteholder Approval, if the Class A Notes and the note insurer have been fully repaid, may, in their sole discretion) take one or more of a number of actions specified in the indenture, including declaring the Class A Notes and Class B Notes to be immediately due and payable and selling all or a portion of the receivables pool. The indenture trustee, however, is prohibited from selling all or a portion of the receivables pool following an event of default, unless (i) the note insurer, or if a Note Insurer Default has occurred and is continuing, the Class A Noteholders and the Class B Noteholders consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full (a) all amounts then owing to the note insurer and the swap counterparty and (b) the principal of and the accrued interest on all outstanding Class A Notes and the principal of the Class B Notes on the date of such sale; or (iii) the indenture trustee (a) determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes and under the interest rate swap agreement as such payments would have become due if such obligations had not been declared due and payable and (b) obtains the consent of the note insurer or, if a Note Insurer Default has occurred and is continuing, the holders of the notes constituting Noteholder Approval and the swap counterparty.

See “The Indenture—Events of Default under the Indenture; Rights Upon Event of Default” in the accompanying prospectus.

Priority of Payments Upon an Event of Default that Results in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuer in the following order of priority: first, to the trustees for unpaid fees and expenses not to exceed certain limits, second, to the servicer for unpaid servicing fees and certain expenses, third, to the swap counterparty, any Net Swap Payment, fourth, to the Class A Noteholders, ratably, interest on the Class A Notes, fifth, to the Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, sixth, ratably to the remaining Class A Noteholders until the Aggregate Outstanding Principal Balance of the remaining Class A Notes has been reduced to zero, seventh, to the note insurer until all amounts then owing to the note insurer are paid in full, eighth, to the Class B Noteholders until the Aggregate Outstanding Principal Balance principal of the Class B Notes has been reduced to zero, ninth, to the swap counterparty, all Swap Termination Payments and any other amounts owing to the swap counterparty not previously paid, and, tenth, to the residual interestholder, all amounts remaining.

Modification of Indenture

The indenture may be amended or supplemented under the circumstances described in the accompanying prospectus under the heading “The Indenture—Modification of the Indenture.” In addition, unless the interest rate swap agreement has been terminated and all amounts owed to the swap counterparty have been paid in full, the indenture may not be amended or supplemented without the consent of the swap counterparty if such amendment or supplement would adversely affect the interests of the swap counterparty.

The swap counterparty and the note insurer are express third-party beneficiaries of the indenture.

Other Matters

Upon the indenture trustee being adequately indemnified in writing to its satisfaction, the note insurer or, if a Note Insurer Default has occurred and is continuing, the holders constituting Noteholder Approval, will have the right to direct the indenture trustee with respect to any action or inaction by the indenture trustee under the indenture, the exercise of any trust or power conferred on the indenture trustee, or the conduct of any proceeding for any remedy available to the indenture trustee with respect to the notes or the issuer property; provided that:

•	such direction will not be in conflict with any rule of law or with the indenture;

•	the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction; and

•	except as expressly provided otherwise in the indenture (but only with the consent of or at the direction of the note insurer or with Noteholder Approval, if applicable), the indenture trustee will have the authority to take any enforcement action which it reasonably deems to be necessary to enforce the provisions of the indenture.

The indenture provides that in the event the indenture trustee is uncertain as to the intention or application of any provision of the indenture or any other agreement to which it is a party, or such intention or application is ambiguous as to its purpose or application, or is or appears to be in conflict with any other applicable provision thereof, or if the indenture or any other agreement to which it is a party permits or does not prohibit any determination by the indenture trustee, or is silent or incomplete as to the course of action which the indenture trustee is required or is permitted or may be permitted to take with respect to a particular set of facts or circumstances, the indenture trustee will, at the expense of the issuer, request and rely upon the following:

•	written instructions of the issuer directing the indenture trustee to take certain actions or refrain from taking certain actions, which written instructions contain a certification that the taking of such actions or refraining from taking certain actions is in the best interest of the noteholders and the note insurer;

•	a written statement from each rating agency that the proposed action or inaction will not have an adverse effect on the ratings then assigned to the Class A Notes (without giving effect to the note guaranty insurance policy) or the Class B Notes; and

•	prior written consent of the note insurer as long as no Note Insurer Default has occurred.

In such case, the indenture trustee has no liability to the issuer or the noteholders for, and the issuer will hold harmless the indenture trustee from, any liability, costs or expenses arising from or relating to any action taken by the indenture trustee acting upon such instructions, and the indenture trustee will have no responsibility to the noteholders with respect to any such liability, costs or expenses.

Controlling Party

The note insurer will generally have the right to exercise rights and remedies under the indenture and the other transaction documents and will be the controlling party so long as no Note Insurer Default has occurred and is continuing. In the event that a Note Insurer Default has occurred and is continuing, these rights will generally be held by the Class A Noteholders constituting Class A Noteholder Approval or, if the Class A Notes and the note insurer have been fully repaid, the Class B Noteholders constituting Class B Noteholder Approval. In the event that a Note Insurer Default has occurred but is no longer continuing, the right to exercise rights and remedies will revert back to the note insurer.

THE SWAP COUNTERPARTY

Lehman Brothers Special Financing Inc. (“LBSF”) is a Delaware corporation and a wholly owned subsidiary of Lehman Brothers Inc. (“Lehman Brothers”). LBSF is Lehman Brothers’ principal dealer in a broad range of derivative products including interest rate, currency, credit and mortgage derivatives. Payments of all amounts payable by LBSF under the interest rate swap agreement will be irrevocably and unconditionally guaranteed by Lehman Brothers Holdings Inc. pursuant to a guarantee issued in favor of the issuer.

Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries, “LBHI”) serves institutional, corporate, government and high-net-worth individual clients and customers. LBHI’s worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. As of February 28, 2003, LBHI had unaudited total assets of $268.293 billion, total liabilities of $258.426 billion and stockholders’ equity of $9.157 billion in conformity with generally accepted accounting principles in the United States.

LBHI currently has a long-term unsecured debt rating of “A” from S&P and “A2” from Moody’s and a short-term unsecured debt rating of “A-1” from S&P and “P1” from Moody’s. No assurances can be given that the current ratings of LBHI’s debt instruments will be maintained.

LBHI’s business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; private equity investments; securities sales and trading; research; and the trading of foreign exchange, derivative products and certain commodities. LBHI acts as a market maker in all major equity and fixed income products in both U.S. and international markets. LBHI is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

LBHI was incorporated in Delaware on December 29, 1983. LBHI’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019, Telephone (212) 526-7000.

LBHI is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an internet website which is presently located at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. In addition, such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

THE NOTE GUARANTY INSURANCE POLICY

AND THE NOTE INSURER

The Note Guaranty Insurance Policy

The following summary of the terms of the note guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the note guaranty insurance policy.

Ambac, in consideration of the payment of the Premium payable with respect to the note guaranty insurance policy, will irrevocably and unconditionally guarantee, subject only to (a) proper presentation of a Notice in accordance with the terms of the note guaranty insurance policy and (b) the terms of the note guaranty insurance policy, payment to, or at the direction of, the indenture trustee for the benefit of each owner of a Class A Note (other than a Capital One Party) that portion of the Policy Claim Amounts due and payable pursuant to the terms of the indenture and unpaid by reason of Nonpayment (as defined in the note guaranty insurance policy).

“Policy Claim Amount” means, (i) with respect to each payment date, the excess, if any, without duplication, of (a) the Scheduled Payment minus (b) the sum of, without duplication: (w) the sum of all amounts available for payment of the Scheduled Payment from amounts on deposit in the revenue fund and the reserve fund as of such payment date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such payment date, in each case to the extent available in accordance with the priorities set forth in the indenture, and (ii) with respect to any preference payment date, Preference Amounts; provided, however, that the aggregate amount of all such Preference Amounts will be subject to the limitations in such definition; provided, further, that in no event will the aggregate amount payable by Ambac under the note guaranty insurance policy exceed the Maximum Insured Amount.

“Maximum Insured Amount” means, the initial Aggregate Outstanding Principal Balance of the Class A Notes, plus interest on the classes of Class A Notes at their respective rates of interest.

“Scheduled Payment” means, with respect to any payment date, an amount equal to the sum of (a) the Class A Note Interest and the Principal Deficit for the related payment date and (b) if the related payment date is the final scheduled payment date for any class of Class A Notes, the Aggregate Outstanding Principal Balance of such class on such date; provided that Scheduled Payments will not include (x) any portion of Class A Note Interest or an Interest Carryover Amount due to owners of Class A Notes because the Notice in proper form was not timely received by Ambac or (y) any portion of Class A Note Interest due to registered owners of Class A Notes representing interest on any Interest Carryover Amount accrued from and including the date of payment of the amount of such Interest Carryover Amount pursuant to the note guaranty insurance policy.

“Principal Deficit” means, with respect to any payment date, the excess, if any, of (i) the Aggregate Outstanding Principal Balance of the Class A Notes as of the prior payment date (after application of all payments on such date); over (ii) the sum of (x) the amount of the aggregate receivables balance (as of the last day of the related Collection Period) and (y) the amount on deposit in the pre-funding account (as of the last day of the related Collection Period).

“Interest Carryover Amount” means, with respect to any payment date, the amount of Class A Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the related Class A Interest Rate.

“Capital One Party” means the issuer, the seller, the servicer or any of their respective affiliates.

“Basic Documents” means the servicing agreement, the trust agreement, the transfer and assignment agreement, the contribution agreement, the insurance agreement, the indenture, and other documents and certificates delivered in connection therewith.

“Preference Amount” means any interest on or principal of the Class A Notes which has become due and payable pursuant to the terms of the indenture, the Nonpayment of which would have been covered by the policy, and which was made to an owner of a Class A Note (other than a Capital One Party) by or on behalf of the issuer which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its owner of a Class A Note (other than a Capital One Party) pursuant to Title 11 of the United States Code in accordance with a final, nonappealable order of a court of competent jurisdiction; provided that any Preference Amount that constitutes interest will be limited to the amount of interest on the Aggregate Outstanding Principal Balance of the Class A Notes (calculated at the interest rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount; provided, further, that in no event will Ambac be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

“Notice” will mean the telephonic or telegraphic notice, promptly confirmed in writing, substantially in a form attached to the policy, by telecopy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the amount of any Policy Claim Amount or Preference Amount which will be due and owing.

“Insured Payments” will mean, (i) with respect to any payment date, the aggregate amount actually paid by the insurer to, or at the direction of, the indenture trustee in respect of Policy Claim Amount for such Payment date and (ii) the aggregate amount of any Preference Amounts paid by the insurer on any given Business Day.

Upon the presentation of a duly executed Notice by the indenture trustee to Ambac at Ambac’s principal office in respect of the applicable payment date, Ambac will make or cause to be made to the indenture trustee, payment in an amount equal to the applicable Policy Claim Amount. Amounts payable in respect of any Policy Claim Amount due under the note guaranty insurance policy, unless otherwise stated in the note guaranty insurance policy, will be distributed by Ambac to, or at the discretion of, the indenture trustee, by wire transfer of immediately available funds. Solely the indenture trustee on behalf of the owners of Class A Notes will have the right to make a claim for a Policy Claim Amount under the note guaranty insurance policy.

Notwithstanding any other provision of the note guaranty insurance policy but subject to provisions therein with respect to the Preference Amounts, Ambac will pay any Policy Claim Amounts payable under the note guaranty insurance policy other than with respect to Preference Amounts to, or at the direction of, the indenture trustee no later than 12:00 noon, New York City time, on the later of (a) the payment date on which such Policy Claim Amount is due for payment under the indenture or (b) the second Business Day following actual receipt in New York, New York on a Business Day by Ambac of a Notice, appropriately completed and executed by the indenture trustee. If such Notice is received after 12:00 noon, New York City time, on a Business Day, it will be deemed to be received before 12:00 noon on the following Business Day. If any such Notice received by Ambac is not in proper form or is otherwise insufficient for the purpose of making a claim under the note guaranty insurance policy, it will be deemed not to have been received by Ambac for the purposes of the note guaranty insurance policy, and Ambac will promptly so advise the indenture trustee in writing and the indenture trustee may submit an amended or corrected Notice.

If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the note guaranty insurance policy, it will be deemed to have been timely received on the

Business Day of such resubmission, provided, that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day. There will be no acceleration payment due under the note guaranty insurance policy unless such acceleration is at the sole option of Ambac. The note guaranty insurance policy does not cover:

•	premiums, if any, payable in respect of the Class A Notes;

•	shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability); or

•	any risk other than Nonpayment, including the failure of the indenture trustee to apply, disburse, transfer or direct policy payments or available funds or other amounts in accordance with the indenture to owners of Class A Notes or to any other party.

Ambac’s payment obligations under the note guaranty insurance policy with respect to particular Policy Claim Amounts will be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by Ambac to, or at the direction of, the indenture trustee, in accordance with the indenture trustee’s requests whether or not such funds are properly applied by the indenture trustee. Payments of Policy Claim Amounts will be made only at the time set forth in the policy and no accelerated payments of Policy Claim Amounts will be made except to the extent that Ambac has specified an earlier date for payment at its sole option. The note guaranty insurance policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of the aggregate interest on and the Aggregate Outstanding Principal Balance of all Class A Notes owned by owners of Class A Notes, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the indenture trustee to pay any Policy Claim Amount or Scheduled Payments due to registered owners of Class A Notes.

Notwithstanding the termination of the note guaranty insurance policy, Ambac will pay any Preference Amounts when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by Ambac of (a) a certified copy of the final, nonappealable order of the court or other body exercising jurisdiction to the effect that an owner of a Class A Note (other than a Capital One Party) is required to return such Preference Amount paid during the term of the note guaranty insurance policy because the payment of such amounts were avoided as a preferential transfer, or otherwise rescinded or required to be restored by the indenture trustee or such owner of a Class A Note, other than a Capital One Party (the “Order”), (b) an opinion of counsel satisfactory to Ambac, stating that such Order has been entered and is final and not subject to any stay, (c) an assignment, in form and substance satisfactory to Ambac, duly executed and delivered by an owner of a Class A Note and the indenture trustee, irrevocably assigning to Ambac all rights and claims of the indenture trustee and such owner of a Class A Note relating to or arising under the indenture or otherwise with respect to such Preference Amount, (d) appropriate instruments in form satisfactory to Ambac to effect the appointment of Ambac as agent for the indenture trustee and such registered owner of a Class A Note in any legal proceeding relating to such Preference Amount and (e) a Notice appropriately completed and executed by the indenture trustee; provided that if such documents are received by Ambac after 12:00 noon, New York City time, on such Business Day; they will be deemed to be received on the following Business Day; provided, further, that Ambac will not be obligated to pay any Preference Amount in respect of principal (other than any Principal Deficit) prior to the final scheduled payment date for the relevant class of Class A Notes provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the Aggregate Outstanding Principal Balance of the Class A Notes (calculated at the interest rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount.

Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or the owner of a Class A Note directly unless the indenture trustee or the relevant owner of a Class A Note has made a payment of the Preference

Amounts to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case Ambac will pay the indenture trustee, or as directed by the indenture trustee, to the extent of the payment of the Preference Amounts, subject to the delivery of (i) the items referred to in the (a), (b), (c), (d) and (e) of the preceding paragraph to Ambac and (ii) evidence satisfactory to Ambac that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

Notwithstanding the foregoing, in no event will Ambac be obligated to make any payment in respect of any Preference Amount to the extent that such payment, when added to all prior payments of Insured Payments, would exceed the Maximum Insured Amount.

Upon any payment under the policy, in furtherance and not in limitation of Ambac’s equitable right of subrogation and Ambac’s rights under the insurance agreement, Ambac will, to the extent of such payment by Ambac under the note guaranty insurance policy, be subrogated to the rights of any owner of a Class A Note to receive any and all amounts due in respect of the insured obligations as to which such payment under the note guaranty insurance policy was made, to the extent of any payment by Ambac under the note guaranty insurance policy and Ambac will be a co-beneficiary of the indenture trustee’s lien under the indenture.

Notwithstanding anything to the contrary set forth in the note guaranty insurance policy, in no event will the aggregate amount paid by Ambac under the note guaranty insurance policy exceed the Maximum Insured Amount.

The note guaranty insurance policy sets forth the full understanding of Ambac, and except as expressly provided therein, or as otherwise agreed in writing thereafter by Ambac and the indenture trustee, may not be canceled or revoked. The note guaranty insurance policy is issued pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law. Any Notice under the note guaranty insurance policy or service of process on Ambac may be made at the address listed in the note guaranty insurance policy for Ambac or such other address as Ambac will specify in writing to the indenture trustee. The Premium of the note guaranty insurance policy is not refundable for any reason. The Premium will be payable on the note guaranty insurance policy on each payment date as provided in the insurance agreement, beginning with the first payment date.

Ambac waives and agrees not to assert any and all rights to require the indenture trustee to make demand on or to proceed against any person, party or security prior to demanding payment under the note guaranty insurance policy. For the avoidance of doubt, Ambac does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled. “Reimbursement Amount” will mean, as of any payment date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such payment date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the indenture trustee, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the insurance agreement, the indenture and the sale and servicing agreement, as certified to the indenture trustee by Ambac plus (ii) interest on such amounts at the Late Payment Rate. “Late Payment Rate” means the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

Subject to Ambac’s obligation to pay Preference Amounts, the note guaranty insurance policy and the obligations of Ambac thereunder will terminate upon the earlier of:

(a) the date on which all of the Policy Claim Amounts have been paid in full by Ambac to, or at the direction of, the indenture trustee; or

(b) the close of business on the third (3rd) Business Day after the earlier of (a) the final scheduled payment date that occurs last for a class of Class A Notes and (b) the date on which all principal of and interest on the Class A Notes has been paid in full.

THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The Note Insurer

The following information has been supplied by Ambac Assurance Corporation, the note insurer, for inclusion in this prospectus supplement. No representation is made by the seller, the servicer, the underwriters, or any of their affiliates as to the accuracy or completeness of the information.

Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody’s, S&P, and Fitch Ratings have each assigned a triple-A financial strength rating to the note insurer.

The consolidated financial statements of Ambac and its subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with generally accepted accounting principles in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (“SEC”) on March 28, 2003, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the SEC on May 15, 2003) and the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003 and April 21, 2003, as each related to Ambac Assurance Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superceded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supercedes the statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus supplement.

All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the dates of filing the documents.

The following table sets forth the capitalization of Ambac as of December 31, 2001, December 31, 2002 and March 31, 2003 in conformity with generally accepted accounting principles in the United States of America.

Ambac Assurance Corporation and Subsidiaries

Consolidated Capitalization Table

(Dollars in Millions)

	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)
Unearned premiums	$1,790	$2,137	$2,174
Other liabilities	972	1,976	2,101

Total liabilities	2,762	4,113	4,275

Stockholder’s equity:
Common Stock	82	82	82
Additional paid-in capital	928	920	995
Accumulated other comprehensive income	81	231	237
Retained earnings	2,386	2,849	2,974

Total stockholder’s equity	3,477	4,082	4,288

Total liabilities and stockholder’s equity	$6,239	$8,195	$8,563

For additional information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference in the prospectus supplement. Copies of the consolidated financial statements of Ambac incorporated by reference and copies of Ambac’s annual statement for the year ended December 31, 2002 prepared on the basis of statutory accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available, without charge, from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Ambac makes no representation regarding the notes or the advisability of investing in the Class A Notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by Ambac and presented under the heading “The Note Guaranty Insurance Policy and the Note Insurer” and in the financial statements incorporated herein by reference.

THE TRANSFER AGREEMENTS AND THE SERVICING AGREEMENT

The following information summarizes material provisions of the “transfer and assignment agreement” entered into between COAF and the seller, the “contribution agreement” entered into between the seller and the issuer and the “servicing agreement” entered into among the servicer, the issuer and the indenture trustee, each dated on or about the closing date. We sometimes refer to the transfer and assignment agreement and the contribution agreement collectively as the “transfer agreements.” We will file a copy of the actual transfer agreements and the servicing agreement with the SEC after we issue the notes.

Sale and Assignment of Receivables

The receivables will be transferred and assigned by COAF to the seller pursuant to the transfer and assignment agreement, contributed and assigned by the seller to the issuer pursuant to the contribution agreement and pledged by the issuer to the indenture trustee pursuant to the indenture. This is not a complete description of the transfer agreements; the receivables are subject to all of the provisions of the transfer agreements.

The Servicing Agreement

The servicer will be COAF pursuant to the servicing agreement among the issuer, the indenture trustee and the servicer. As long as COAF is the servicer, it will also act as custodian of the receivables. In addition, as long as COAF is the custodian, its obligations as custodian under the indenture will be guaranteed by Capital One Financial Corporation.

Collection and Other Servicing Procedures

The responsibilities of the servicer include billing, collecting, pursuit of Delinquent Receivables and Defaulted Receivables and monthly and periodic reporting. The servicer will perform in a manner consistent with its normal practices and its collection policy and unless a Note Insurer Default has occurred and is continuing will not make any changes to its collection policy that have a material adverse effect on the note insurer without the prior written consent of the note insurer. The issuer, the note insurer and the indenture trustee may periodically inspect the records of the servicer relating to the receivables.

The servicer will be obligated to indemnify the seller, the issuer, the note insurer, the indenture trustee, the swap counterparty and each noteholder for losses incurred as a result of a breach by the servicer of its servicing duties with respect to such receivable, including, but not limited to, a breach by the servicer of its duties under the servicing agreement.

Extensions of Receivables Final Payment Dates

Pursuant to the servicing agreement, the servicer will be permitted to extend the then-current maturity date of any receivable in accordance with its collection policy; provided, however, that no extension may be given if, as a result, the final scheduled payment due on such receivable would be extended past the last day of the calendar month prior to the Class B Notes’ final scheduled payment date.

Servicing Compensation and Payment of Expenses

On each payment date, the servicer will be entitled to receive from Monthly Available Funds and amounts on deposit in the reserve fund a monthly servicing fee with respect to each receivable serviced under the servicing agreement. The servicing fee cannot be changed without the prior written consent of the servicer, and as long as no Note Insurer Default has occurred and is continuing, the note insurer.

The “servicing fee” will be:

•	2.50% per annum, calculated and payable monthly on the basis of a 360-day year consisting of twelve 30-day periods, based on the aggregate receivables balance on the first day of the applicable Collection Period; plus

•	all amounts remitted by or on behalf of the obligors during the prior Collection Period under the terms of, or with respect to, the receivables, which amounts represent late fees, prepayment charges, administrative fees or similar charges allowed by applicable law;

provided that, with respect to the initial Collection Period, the servicing fee will accrue from and including the closing date, through the last day of the calendar month preceding the first payment date.

Scheduled payments made by obligors on the receivables will be allocated as set forth in the definition of “Simple Interest Receivables.” See “The Receivables—Calculation Methods” in the accompanying prospectus. Payments received on Liquidated Receivables will be allocated as set forth in the definition of “Liquidation Proceeds.”

The servicing fee with respect to a Collection Period will be due on the succeeding payment date. In the event the servicing agreement is terminated on a date other than the last day of a Collection Period or a receivable is designated to be no longer outstanding for purposes of the servicing agreement, then the servicing fee for such period or with respect to such receivable, as the case may be, will be determined on a pro rata basis.

The servicer is also entitled to reimbursement of certain expenses permitted under the servicing agreement.

Event of Servicing Default Under the Servicing Agreement

Any of the following acts or occurrences (after giving effect to any applicable cure period) will constitute an “event of servicing default” under the servicing agreement:

•	the servicer’s failure to make any payment, transfer or deposit to the indenture trustee on the date such payment, transfer or deposit is required to be made;

•	the servicer’s failure to provide any notices relating to the transfer and calculation of funds to the note insurer pursuant to the servicing agreement;

•	any covenant, representation, warranty or certification made by the servicer in the servicing agreement, or any certificate delivered pursuant to the servicing agreement, which proves to have been incorrect when made and which has a material adverse effect on the noteholders or the note insurer;

•	certain insolvency events related to the servicer;

•	the servicer fails to be an Eligible Servicer as determined by the note insurer;

•	the servicer makes any material adverse change to its collection policy with respect to the receivables without the prior written consent of the note insurer, which consent will not be unreasonably withheld; or

•	a Triggering Event has occurred and is continuing.

Remedies

If an event of servicing default has occurred and is continuing, the note insurer (or, if a Note Insurer Default has occurred and is continuing, either the indenture trustee (to the extent an officer of the indenture trustee has actual knowledge thereof), the issuer, or Noteholders constituting Noteholder Approval, by notice given in writing to the servicer), or, if the Class A Notes and the note insurer have been fully repaid, the Class B Notes constituting Class B Noteholder Approval may terminate all of the rights and obligations of the servicer under the servicing agreement. If terminated, the outgoing servicer will continue to act as servicer until a successor servicer is appointed.

Upon its appointment, the successor servicer will be the successor in all respects to the terminated servicer with respect to servicing functions under the servicing agreement and will be subject to all the responsibilities, duties and liabilities (arising on and after the time of such appointment except for liability arising from the condition of the servicer’s records at the time the servicing duties are transferred to the successor servicer or for actions or omissions of other persons) relating thereto placed on the servicer by the terms and provisions of the servicing agreement, and all references in the servicing agreement to the servicer will be deemed to refer to the successor servicer unless the context otherwise requires.

In connection with such appointment and assumption, the successor servicer may make such arrangements for the compensation of itself out of collections of receivables payments as it and the issuer will agree; provided, however, that no such compensation will be in excess of the servicing fees permitted to the servicer pursuant to the servicing agreement without the approval of the note insurer (or, if a Note Insurer Default has occurred and is continuing, the noteholders constituting Noteholder Approval) or, if the Class A Notes and the note insurer have been fully repaid, the Class B Notes constituting Class B Noteholder Approval.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Information regarding the material legal aspects of the receivables is set forth under “Material Legal Aspects of the Receivables” in the accompanying prospectus.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw is of the opinion that:

•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the Class A Notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents and on representations of the seller and the issuer regarding the nature of the income of the issuer, for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation.

The issuer will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Class A Notes will not be issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

Subject to the following discussion, the Class A Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “benefit plan”). Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Class A Notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Class A Notes constitute debt for local law purposes, the seller believes that, at the time of their issuance, the Class A Notes should not be treated as an equity interest in the issuer for purposes of the regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the issuer incurs losses.

However, without regard to whether the Class A Notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of Class A Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the underwriters, the note insurer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Class A Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Class A Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Class A Notes with the assets of a benefit plan; or (ii) the acquisition and holding of the Class A Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

A plan fiduciary considering the purchase of Class A Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Notes, the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Class A Notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Balance of Class A-1 Notes	Principal Balance of Class A-2 Notes	Principal Balance of Class A-3-A Notes	Principal Balance of Class A-3-B Notes	Principal Balance of Class A-4-A Notes	Principal Balance of Class A-4-B Notes
Deutsche Bank Securities Inc.	$105,300,000	$126,900,000	$85,500,000	$67,500,000	$67,500,000	$53,550,000
Lehman Brothers Inc.	$105,300,000	$126,900,000	$85,500,000	$67,500,000	$67,500,000	$53,550,000
Banc of America Securities LLC	$11,700,000	$14,100,000	$9,500,000	$7,500,000	$7,500,000	$5,950,000
J.P. Morgan Securities Inc.	$11,700,000	$14,100,000	$9,500,000	$7,500,000	$7,500,000	$5,950,000

Total	$234,000,000	$282,000,000	$190,000,000	$150,000,000	$150,00,000	$119,000,000

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Aggregate Outstanding Principal Balance of the related class of Class A Notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.0720%	0.0650%
Class A-2 Notes	0.1080%	0.0900%
Class A-3-A Notes	0.1320%	0.1000%
Class A-3-B Notes	0.1320%	0.1000%
Class A-4-A Notes	0.1560%	0.1100%
Class A-4-B Notes	0.1560%	0.1100%

Until the distribution of the Class A Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes. As an exception to these rules, each underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A Notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Class A Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Class A Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Class A Notes as long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

COAF and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates. Lehman Brothers Inc. is an affiliate of Lehman Brothers Special Financing Inc., the swap counterparty. J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, the indenture trustee.

The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to the seller or its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The underwriters intend to make a market in the Class A Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Class A Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A Notes.

The seller will receive aggregate proceeds of approximately $1,122,723,971.20 from the sale of the Class A Notes (representing 99.79769% of the initial Aggregate Outstanding Principal Balance of the Class A Notes) after paying the aggregate underwriting discount of $2,235,800.00 on the Class A Notes. Additional offering expenses are estimated to be $1,000,000.00.

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Class A Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A Notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the Class A Notes are not offered or sold in the United Kingdom other than to persons authorized under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorized persons, only to persons qualifying as investment professionals under Article 14 of the CIS Order or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the Class A Notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issue or sale of the Class A Notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Notes in, from or otherwise involving the United Kingdom.

EXPERTS

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes words such as “expects,” “intends,” “anticipates,” “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of COAF or the seller. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The seller has no obligation to update or revise any such forward-looking statement.

LEGAL MATTERS

Certain legal opinions with respect to the notes will be given for the seller by Mayer, Brown, Rowe & Maw. Certain legal opinions with respect to the notes will be given for the underwriters by Dechert LLP.

RATINGS OF THE SECURITIES

It is a condition to the issuance of the Class A Notes that (i) the Class A-1 Notes be rated in the highest short-term rating category by Moody’s and S&P and (ii) the Class A-2 Notes, the Class A-3-A Notes, the Class A-3-B Notes, the Class A-4-A Notes and the Class A-4-B Notes be rated in the highest long-term rating category by Moody’s and S&P.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision and withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

The ratings of each class of the Class A Notes addresses the likelihood of the receipt by the Class A Noteholders of timely payment of interest on each payment date and ultimate payment of principal on the final scheduled payment date for each class of Class A Notes. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors might differ from those originally anticipated. As a result of such difference in the rate of principal prepayments, Class A Noteholders might suffer a lower-than anticipated yield to maturity. See “Risk Factors” and “Maturity and Prepayment Considerations” in this prospectus supplement.

The ratings by each rating agency of the Class A Notes will be based on the issuance of the note guaranty insurance policy by the note insurer. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

GLOSSARY

“Actual Payment” means, with respect to a Collection Period and a receivable, all scheduled payments and prepayments received from or on behalf of an obligor with respect to such receivable, all of which amounts will be deposited into the revenue fund during such Collection Period. An Actual Payment does not include Repurchase Prices.

“Aggregate Outstanding Principal Balance” means, with respect to the notes of any class or group of classes, the aggregate of the Outstanding Principal Balances of all outstanding notes of that class or group of classes at the time of determination.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, Texas, Virginia or in the city in which the corporate trust office of the indenture trustee under the indenture is located, are authorized or obligated by law or executive order to close.

“Capital One Financial Corporation” means Capital One Financial Corporation, a company incorporated in Delaware and parent of COAF.

“Class A Initial Note Percentage” means the fraction, expressed as a percentage, the numerator of which is the Aggregate Outstanding Principal Balance of the Class A Notes as of the closing date and the denominator of which is the sum of (a) the Aggregate Outstanding Principal Balance of the Class A Notes as of the closing date and (b) the Aggregate Outstanding Principal Balance of the Class B Notes as of the closing date.

“Class A Note Interest” means, with respect to any payment date, the sum of the Class A-1 Note Interest, the Class A-2 Note Interest, the Class A-3-A Note Interest, the Class A-3-B Note Interest, the Class A-4-A Note Interest and the Class A-4-B Note Interest.

“Class A Noteholder” means each holder of a Class A Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A Note to payment thereunder.

“Class A Noteholder Approval” means, unless expressly provided to the contrary, the approval or consent by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Principal Balance of all outstanding classes of Class A Notes collectively.

“Class A Principal Payment Amount” means, with respect to any payment date until the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero, the lesser of (i) the sum of (A) Principal Collections for the related Collection Period and (B) the amount of the Class A Principal Payment Amount payable on the prior payment date and not paid, if any, and (ii) the amount necessary to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to an amount equal to the sum of (x) 90% of the aggregate receivables balance as of the end of the related Collection Period and (y) the product of the Class A Initial Note Percentage and the amount on deposit in the pre-funding account, if any; provided, however, that (i) on the Class A-1 final scheduled payment date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-1 Notes, (ii) on the Class A-2 final scheduled payment date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-2 Notes, (iii) on the Class A-3-A final scheduled payment date and the Class A-3-B final scheduled payment date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-3-A Notes and the Class A-3-B Notes, respectively, and (iv) on the Class A-4-A final scheduled payment date and the Class A-4-B final scheduled payment date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-4-A Notes and the Class A-4-B Notes, respectively.

“Class A-1 Interest Rate” means 1.25063%.

“Class A-1 Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-1 Interest Rate times (ii) the actual number of days from and including the closing date through the day immediately preceding the initial payment date times (iii) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the immediately preceding payment date through the day immediately preceding such subsequent payment date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-1 Notes on such immediately preceding payment date and (ii) the amount of Class A-1 Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-1 Interest Rate.

“Class A-1 Noteholder” means each holder of a Class A-1 Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A-1 Note to payment thereunder.

“Class A-2 Interest Rate” means 1.40%.

“Class A-2 Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-2 Interest Rate times (ii) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-2 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-2 Notes on such immediately preceding payment date and (ii) the amount of Class A-2 Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-2 Interest Rate.

“Class A-2 Noteholder” means each holder of a Class A-2 Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A-2 Note to payment thereunder.

“Class A-3-A Interest Rate” means 1.83%.

“Class A-3-A Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-3-A Interest Rate times (ii) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the Aggregate Outstanding Principal Balance of the Class A-3-A Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-3-A Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-3-A Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-3-A Notes on such immediately preceding payment date and (ii) the amount of Class A-3-A Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-3-A Interest Rate.

“Class A-3-A Noteholder” means each holder of a Class A-3-A Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A-3-A Note to payment thereunder.

“Class A-3-B Interest Rate” means LIBOR plus 0.16%.

“Class A-3-B Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-3-B Interest Rate times (ii) the actual number of days from and including the closing date through the day immediately preceding the initial payment date times (iii) the Aggregate Outstanding Principal Balance of the Class A-3-B Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) 1/360 of the Class A-3-B Interest Rate times (y) the actual number of days from and including the immediately preceding payment date through the day immediately preceding such subsequent payment date times (z) the Aggregate Outstanding Principal Balance of the Class A-3-B Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-3-B Notes on such immediately preceding payment date and (ii) the amount of Class A-3-B Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-3-B Interest Rate.

“Class A-3-B Noteholder” means each holder of a Class A-3-B Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A-3-B Note to payment thereunder.

“Class A-4-A Interest Rate” means  2.47%.

“Class A-4-A Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-4-A Interest Rate times (ii) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the Aggregate Outstanding Principal Balance of the Class A-4-A Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-4-A Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-4-A Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-4-A Notes on such immediately preceding payment date and (ii) the amount of Class A-4-A Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-4-A Interest Rate.

“Class A-4-A Noteholder” means each holder of a Class A-4-A Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A-4-A Note to payment thereunder.

“Class A-4-B Interest Rate” means LIBOR plus 0.28%.

“Class A-4-B Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-4-B Interest Rate times (ii) the actual number of days from and including the closing date through the day immediately preceding the initial payment date times (iii) the Aggregate Outstanding Principal Balance of the Class A-4-B Notes as of the closing date; and

•

with respect to any subsequent payment date, the sum of (i) the product of (x) 1/360th of the Class A-4-B Interest Rate times (y) the actual number of days from and including the immediately preceding payment date through the day immediately preceding such subsequent payment date times (z) the Aggregate

Outstanding Principal Balance of the Class A-4-B Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-4-B Notes on such immediately preceding payment date and (ii) the amount of Class A-4-B Note Interest payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-4-B Interest Rate.

“Class A-4-B Noteholder” means each holder of a Class A-4-B Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A-4-B Note to payment thereunder.

“Class B Noteholder” means each holder of a Class B Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class B Note to payment thereunder.

“Class B Noteholder Approval” means, unless expressly provided to the contrary, the approval or consent by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Principal Balance of all outstanding classes of Class B Notes collectively.

“Collection Period” means each calendar month and the “related” Collection Period means, with respect to any determination date, the Collection Period ending on such determination date, and with respect to any payment date, the Collection Period preceding the month in which such payment date occurs.

“Defaulted Receivable” means any receivable as to which the first of any of the following has occurred:

•	a scheduled payment or any portion thereof is more than 120 days delinquent (or if the related obligor thereof is insolvent or has sought protection under the United States Bankruptcy Code, such receivable is more than 180 days delinquent);

•	ninety days (after any obligor cure period) have elapsed since the servicer repossessed the related financed vehicle;

•	the related financed vehicle has been repossessed and sold;

•	proceeds have been received which, in the servicer’s good faith judgment, constitute the final amounts recoverable in respect of such receivable; or

•	consistent with the servicer’s collection policy, the receivable has been or should be written off as uncollectible.

“Defaulted Receivable Deposit Amount” means, as of any date of calculation with respect to a Defaulted Receivable as to which no repurchase pursuant to the transfer and assignment agreement has occurred, 100% of the receivable balance of the Defaulted Receivable at the time it became a Defaulted Receivable.

“Defaulted Receivable Recoveries” means those funds collected from the obligor or otherwise on a Defaulted Receivable, including Liquidation Proceeds, but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts.

“Delinquent Receivable” means any receivable (other than a Defaulted Receivable) as to which any scheduled payment remains unpaid for more than sixty days from the date on which it is due and payable.

“Eligible Investments” means any one or more of the following obligations or securities:

(a)

(i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage

Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by S&P and Moody’s;

(b)	demand and time deposits in, certificates of deposit of, or bankers acceptances issued by, any depository institution or trust company (including the indenture trustee or any affiliate of the indenture trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) having a rating of no less than “A-1+” by S&P and “Prime-1” by Moody’s and a maturity of not more than 365 days;

provided, however, that in order to be an “Eligible Investment” such security or obligation must have characteristics consistent with the issuer’s status as a “Qualifying SPE” (within the meaning of the Statement of Financial Accounting Standards No. 140 (“FAS 140”)) under FAS 140 or any successor accounting standard thereto, if applicable, including but not limited to being a passive non-voting security or obligation.

(c)	securities (which shall be commercial paper, federal funds, money market funds, unsecured certificates of deposit, time deposits or banker’s acceptances) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a rating of no less than “A-1+” by Standard & Poor’s and “Prime-1” by Moody’s, provided, however, that (i) securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal balance of securities issued by such corporation and held as part of the issuer property to exceed ten percent (10%) of the sum of the Aggregate Outstanding Principal Balance of the notes of each Class and the aggregate principal balance of all Eligible Investments held as part of the issuer property and (ii) each investment should not mature beyond thirty (30) days and is not eligible for the reserve fund.

(d)	commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) having the highest commercial paper rating from Standard & Poor’s and Moody’s and a maturity of not more than 365 days;

(e)	money market mutual funds registered under the 1940 Act which invest only in other Eligible Investments, having a rating, at the time of such investment, of no less than “Aaa” by Moody’s and “AAAm” by S&P; or

(f)	any investment approved in writing by the note insurer and with respect to which there is written evidence that such investment will not result in a downgrading or withdrawal of the rating on any Class A Note (without giving effect to the note guaranty insurance policy) by S&P or Moody’s.

The indenture trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above. All Eligible Investments in a pledged Account shall be made in the name of the indenture trustee for the benefit of the Noteholders and the note insurer.

“Eligible Servicer” means the servicer or an entity which, at the time of its appointment as servicer:

•	is legally qualified and has the capacity to service the receivables;

•	has demonstrated the ability to professionally and competently service a portfolio of motor vehicle retail installment sales contracts and/or installment loans in accordance with high standards of skill and care; and

•	is approved in writing by the note insurer.

“Funding Period” means the period from the closing date until the earliest of:

•	the last day of the third calendar month following the closing date;

•	the date the amount in the pre-funding account is $10,000 or less; and

•	the date upon which an event of default under the indenture occurs.

“Insurance Agreement Event of Default” means the occurrence of any of the following events:

•	events of bankruptcy, insolvency, receivership or liquidation of COAF or the seller;

•	the failure of COAF or the seller to observe or perform any covenant in any transaction document, or the material breach of any representation by COAF or the seller in any transaction document, and such failure or breach remains uncured for 30 days of receipt of written notice hereof;

•	the failure of any person to make a required deposit into the applicable account by the date that person was required to make that required deposit under the transaction documents;

•	any event of default or termination event (as defined in the interest rate swap agreement) occurs under the interest rate swap agreement; or

•	the occurrence of any other Insurance Agreement Event of Default as specified in the insurance agreement.

“Insurance Proceeds” means, with respect to a financed vehicle and the related receivable, any amount received during the related Collection Period pursuant to any risk default policy, physical damage policy or any insurance policy required to be maintained by the obligor pursuant to the related receivable that covers physical damage to the financed vehicle (including policies procured by the servicer on behalf of the obligor), which will be allocated first, to interest on and second, to the receivable balance of such receivable, all of which amounts will be deposited to the revenue fund.

“Insurer Insolvency” means:

•	the entry of a decree or order of a court or agency having jurisdiction in respect of the note insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or rehabilitator or other similar official of the note insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the note insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of ninety (90) consecutive days;

•	the note insurer consents to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the note insurer or of or relating to all or substantially all of its property; or

•	the note insurer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payments of its obligations.

“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination

Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The “Telerate Page 3750” is the display page named as such on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable rates). The reference banks are the four major banks in the London interbank market selected by the indenture trustee.

“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.

“Liquidated Receivable” means any receivable liquidated by the servicer through sale of the financed vehicle or otherwise.

“Liquidation Proceeds” means the monies collected from whatever source, during the respective Collection Period, on a Liquidated Receivable, including Insurance Proceeds but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts, net of any amounts required by law to be remitted to the related obligor. Such proceeds will be applied: first, to principal due on the receivable; second, to interest due on the receivable; and third, to outstanding late fees and prepayment charges allowed by applicable law.

“London Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

“Monthly Available Funds” means, with respect to the immediately preceding Collection Period:

•	collections and payments received with respect to the receivables and other items of issuer property, including, without limitation, Actual Payments, Repurchase Prices, Insurance Proceeds, and Defaulted Receivable Recoveries representing cleared funds transferred from the collection account to the revenue fund;

•	earnings on Eligible Investments on deposit in the revenue fund, collection account, pre-funding account and the reserve fund as reported in the monthly servicer report with respect to such Collection Period;

•	Net Swap Receipts; and

•	any amounts in the reserve fund in excess of the Reserve Fund Requirement.

“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments owed by the issuer to the swap counterparty on any payment date, including any interest accrued thereon, under the interest rate swap agreement, excluding Swap Termination Payments.

“Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuer, if any, on any date any such amount is due under the interest rate swap agreement, including, without limitation, any Swap Termination Payments.

“Nonconforming Receivable” means a receivable with respect to which it is determined, at any time, that COAF, the seller or the issuer breached (and such breach is not cured within the applicable grace period) one or more of the applicable representations or warranties regarding eligibility of such receivable unless such breach has been waived, in writing, by the note insurer.

“Note Insurer Default” means the occurrence and continuation of any of the following events:

•	the note insurer fails to make a payment required under the note guaranty insurance policy in accordance with its terms; or

•	the occurrence of an Insurer Insolvency;

provided, however, that all rights of the note insurer will be immediately reinstated following a cure of such Note Insurer Default.

“Noteholder Approval” means, unless expressly provided to the contrary, the approval or consent by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Principal Balance of the outstanding notes of all classes collectively.

“Outstanding Principal Balance” means, with respect to any note as of any date of determination, the difference between (x) the initial principal balance of such note, and (y) all payments, if any, made with respect to principal on such note.

“Premium” means the insurance premium payable to the note insurer pursuant to the insurance agreement.

“Principal Collections” means, with respect to any payment date, the sum, without duplication, of:

•	the principal portion of all scheduled payments collected during the related Collection Period with respect to each receivable that has not become a Defaulted Receivable; plus

•	for each receivable that became a Defaulted Receivable during the related Collection Period (other than a Defaulted Receivable with respect to which a repurchase has occurred), the Defaulted Receivable Deposit Amount; plus

•	the principal portion of all prepayments received during the related Collection Period; plus

•	the receivable balance of each receivable that became a Repurchased Receivable under an obligation that arose during the related Collection Period; plus

•	to the extent not included in the foregoing, the amount of any Cram Down Losses which occurred during the related Collection Period; plus

•	the principal portion of Insurance Proceeds collected during the related Collection Period;

provided, however, that in calculating the Principal Collections the following will be excluded:

•	all payments and proceeds of any Repurchased Receivable, the Repurchase Price of which has been included in the Principal Collections in a prior Collection Period;

•	Liquidation Proceeds attributable to principal on Liquidated Receivables included in the Principal Collections in a prior Collection Period; and

•	Defaulted Receivable Recoveries with respect to any Defaulted Receivables for which Defaulted Receivable Deposit Amounts were included in the Principal Collections in a prior Collection Period.

“Receivables Purchase Price” means, with respect to any receivables, 100% of the aggregate receivables balance of those receivables as of the related cut-off date.

“Reimbursement Obligations” means an amount equal to the sum of:

•	the aggregate unreimbursed amount of any payments made by the note insurer under the note guaranty insurance policy and the swap policy (excluding reimbursement for Swap Termination Payments made under the swap policy), plus interest at the rate set forth in the insurance agreement;

•	all costs and expenses of the note insurer in connection with any action, proceeding or investigation affecting the issuer, the issuer estate or the rights or obligations of the note insurer under the indenture, the note guaranty insurance policy, the insurance agreement and the swap policy (excluding reimbursement for Swap Termination Payments made under the swap policy) or the other transaction documents, plus interest at the rate set forth in the insurance agreement; and

•	any other amounts owed to the note insurer under the insurance agreement, plus interest at the rate set forth in the insurance agreement.

“Repurchase Price” means the outstanding balance of any receivable (without giving effect to any previous reduction in the outstanding balance as a result of such receivable becoming a Defaulted Receivable) on the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase provided for in the motor vehicle retail installment sales contract and/or installment loan evidencing such receivable.

“Repurchased Receivable” means a receivable released from the lien of the indenture pursuant to the provisions of the indenture and, if applicable, re-transferred to the seller pursuant to the contribution agreement and repurchased by COAF pursuant to the transfer and assignment agreement.

“Reserve Fund Minimum” means on any date of determination an amount which will generally be equal to 2% of the sum of the aggregate receivables balance as of the initial cut-off date and the aggregate receivables balances of all subsequent receivables as of their respective subsequent cut-off dates; provided, that on each day on and after the aggregate receivables balance has been reduced to zero and all amounts owing to the Class A Noteholders, the note insurer and the swap counterparty have been paid in full the, Reserve Fund Minimum will be zero. Prior to the end of the Funding Period, the Reserve Fund Minimum will include certain amounts necessary to cover the negative arbitrage with respect to the funds deposited in the pre-funding account.

“Reserve Fund Requirement” means, with respect to the closing date, the initial reserve fund deposit. Following the closing date, the Reserve Fund Requirement, on each payment date, will be at least equal to the Reserve Fund Minimum or may be equal to a higher amount upon the occurrence of certain conditions specified in the indenture, as long as the Class A Notes are outstanding and amounts owing to the note insurer and the swap counterparty remain unpaid; provided that, on each payment date on which the Aggregate Outstanding Principal Balance of the notes after giving effect to all payments on such date is less than Reserve Fund Minimum, the Reserve Fund Requirement payment will be equal to the Aggregate Outstanding Principal Balance of the notes after giving effect to all payments on such payment date.

“Swap Termination Payments” means payments due to the swap counterparty by the issuer or to the issuer by the swap counterparty under the interest rate swap agreement, including interest that may accrue thereon, due to a termination of the interest rate swap agreement due to an event of default or termination event.

“Triggering Event” means the occurrence of an event of default under the indenture or, so long as no Note Insurer Default has occurred and is continuing, the occurrence of an Insurance Agreement Event of Default; provided that the occurrence of an Insurance Agreement Event of Default may not form the basis of a Triggering Event unless the note insurer, upon prior written notice to each rating agency, has delivered to the issuer and the indenture trustee, written notice specifying that such Insurance Agreement Event of Default constitutes a Triggering Event under the indenture and the servicing agreement.

INDEX

ABS Tables	S-22
Actual Payment	S-53
Administration Agreement	S-14
Administrator	S-1
Aggregate Outstanding Principal Balance	S-53
Ambac	S-1
Authorised Persons	iii
Basic Documents	S-40
Benefit Plan	S-48
Business Day	S-53
Capital One Financial Corporation	S-53
Capital One Party	S-40
CIS Order	iii
Class A Initial Note Percentage	S-53
Class A Note Interest	S-53
Class A Noteholder	S-53
Class A Noteholder Approval	S-53
Class A Principal Payment Amount	S-53
Class A-1 Interest Rate	S-53
Class A-1 Note Interest	S-54
Class A-1 Noteholder	S-54
Class A-2 Interest Rate	S-54
Class A-2 Note Interest	S-54
Class A-2 Noteholder	S-54
Class A-3-A Interest Rate	S-54
Class A-3-A Note Interest	S-54
Class A-3-A Noteholder	S-54
Class A-3-B Interest Rate	S-55
Class A-3-B Note Interest	S-55
Class A-3-B Noteholder	S-55
Class A-4-A Interest Rate	S-55
Class A-4-A Note Interest	S-55
Class A-4-A Noteholder	S-55
Class A-4-B Interest Rate	S-55
Class A-4-B Note Interest	S-55
Class A-4-B Noteholder	S-56
Class B Noteholder	S-56
Class B Noteholder Approval	S-56
Closing Date	S-2
Code	S-48
Collection Account	S-30
Collection Period	S-56
Contribution Agreement	S-45
Defaulted Receivable	S-56
Defaulted Receivable Deposit Amount	S-56
Defaulted Receivable Recoveries	S-56
Definitive Notes	S-30
Delinquent Receivable	S-56
Determination Date	S-2
EDGAR	S-39

Eligible Investments	S-56
Eligible Servicer	S-57
ERISA	S-48
Event of Default	S-35
Event of Servicing Default	S-46
Exchange Act	S-30
FAS 140	S-57
Final Scheduled Payment Date	S-28
Financed Vehicles	S-3
FSMA	iii
Funding Date	S-4
Funding Period	S-58
Indenture	S-28
Indenture Trustee	S-1
Initial Cut-off Date	S-3
Insurance Agreement	S-5
Insurance Agreement Event of Default	S-58
Insurance Proceeds	S-58
Insured Payments	S-40
Insurer Insolvency	S-58
Interest Carryover Amount	S-39
Interest Rate Swap Agreement	S-31
Internet Receivables	S-17
Investment Company Act	S-47
Issuer	S-1
Issuer Property	S-3
Late Payment Rate	S-42
LBHI	S-38
LBSF	S-38
Lehman Brothers	S-38
LIBOR	S-58
LIBOR Determination Date	S-59
Liquidated Receivable	S-59
Liquidation Proceeds	S-59
London Business Day	S-59
Maximum Insured Amount	S-39
Monthly Available Funds	S-59
Moody’s	S-7
Motor Vehicle Receivables	S-3
Net Swap Payment	S-59
Net Swap Receipts	S-59
Nonconforming Receivable	S-59
Note Guaranty Insurance Policy	S-5
Note Insurer	S-1
Note Insurer Default	S-60
Noteholder Approval	S-60
Notice	S-40
Obligors	S-3
Originator	S-1
Outstanding Principal Balance	S-60

Owner Trustee	S-1
Payment Date	S-2
Policy Claim Amount	S-39
Preference Amount	S-40
Pre-funding Account	S-4
Premium	S-60
Principal Collections	S-60
Principal Deficit	S-39
PTCE	S-48
Qualifying SPE	S-57
Receivables	S-3
Receivables Pool	S-3
Receivables Purchase Price	S-60
Record Date	S-2
Reimbursement Amount	S-42
Reimbursement Obligations	S-61
Repurchase Price	S-61
Repurchased Receivable	S-61
Reserve Fund	S-6
Reserve Fund Minimum	S-61
Reserve Fund Requirement	S-61
Residual Interestholder	S-1
Revenue Fund	S-30

S&P	S-7
Scheduled Payment	S-39
SEC	ii
Seller	S-1
Servicer	S-1
Servicing Agreement	S-45
Servicing Fee	S-46
Statistical Cut-off Date	S-4
Subsequent Cut-off Date	S-3
Subsequent Receivables	S-4
Swap Counterparty	S-1
Swap Policy	S-5
Swap Termination Payments	S-61
Telerate Page 3750	S-59
Transfer Agreements	S-45
Transfer and Assignment Agreement	S-45
Transfer Date	S-30
Triggering Event	S-61
Trust Agreement	S-14
Warehouse	S-50
Warehouse Lender	S-50
Weighted Average Life	S-23

APPENDIX A

This Appendix A contains performance data as of March 31, 2003 on the pools of receivables included in COAF’s non-prime securitizations. This Appendix A includes the following information on these past securitizations:

(1)	Pool summaries (including the initial receivables balance, current receivables balance, original note balance, current note balance, initial weighted average annual percentage rate (APR) and initial weighted average remaining term); and

(2)	Net cumulative losses as a percentage of original pool balance.

Pool Summaries

	Initial Receivables Balance	Current Receivables Balance	Original Note Balance		Current Note Balance	Initial Wtd. Avg. APR	Initial Wtd. Avg. Remaining Term (months)
1999-A*	$350,000,000	$—	$350,000,000		$—	19.18%	53.89
2000-A	331,631,077	94,451,710	325,000,000		82,497,464	18.25%	59.21
2000-B	433,673,456	175,325,290	425,000,000		158,802,365	17.97%	61.61
2001-A	928,961,749	506,138,681	910,382,514		471,060,154	17.37%	61.22
2001-B	1,297,297,297	805,778,557	1,200,000,000	(1)	761,460,736	16.59%	59.07
2002-A	1,300,813,002	947,118,829	1,265,040,000		856,916,645	15.49%	60.64
2002-B	1,200,877,893	1,043,177,798	1,154,030,000		968,462,627	14.99%	63.18
2002-C	851,076,307	790,815,121	842,553,191		759,143,635	15.18%	60.64

*	Clean-up call exercised.
(1)	Original Note Balance does not include Class B notes

A-1

MONTHLY NET CUMULATIVE LOSS RATES

(as a % of Original Pool Balance)

As of March 31, 2003

	1999-A*	2000-A1	2000-B	2001-A	2001-B2	2002-A3	2002-B	2002-C4
Original Pool Balance Months from Issuance	$350,000,000	$331,631,077	$433,673,456	$928,961,749	$1,297,297,297	$1,300,813,002	$1,200,877,893	$851,076,307
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.02%
3	0.08%	0.05%	0.06%	0.12%	0.04%	0.02%	0.08%	0.06%
4	0.36%	0.18%	0.27%	0.32%	0.15%	0.10%	0.21%	0.22%
5	0.64%	0.45%	0.59%	0.57%	0.34%	0.27%	0.50%
6	1.07%	0.78%	0.91%	1.06%	0.62%	0.55%	0.77%
7	1.42%	1.18%	1.25%	1.53%	1.00%	0.86%	1.11%
8	1.85%	1.65%	1.67%	2.00%	1.37%	1.32%
9	2.23%	2.13%	2.21%	2.39%	1.82%	1.68%
10	2.67%	2.60%	2.66%	2.76%	2.33%	2.16%
11	3.00%	3.06%	3.31%	3.14%	2.89%	2.57%
12	3.28%	3.41%	3.78%	3.51%	3.53%	2.97%
13	3.63%	3.79%	4.33%	3.97%	3.94%
14	4.00%	4.11%	4.95%	4.49%	4.58%
15	4.33%	4.55%	5.53%	4.99%	5.04%
16	4.78%	4.92%	5.88%	5.64%	5.59%
17	5.20%	5.22%	6.29%	6.12%
18	5.42%	5.69%	6.59%	6.72%
19	5.79%	6.07%	6.86%	7.16%
20	6.14%	6.41%	7.30%	7.57%
21	6.47%	6.82%	7.62%
22	6.78%	7.09%	7.94%
23	7.08%	7.42%	8.30%
24	7.34%	7.67%	8.74%
25	7.63%	7.95%	9.14%
26	7.87%	8.21%	9.56%
27	8.19%	8.47%	9.85%
28	8.46%	8.75%	10.14%
29	8.78%	9.03%
30	9.12%	9.29%
31	9.34%	9.65%
32	9.66%	9.81%
33	9.94%	10.11%
34	10.17%	10.34%
35	10.40%	10.57%
36	10.55%
37	10.74%
38	10.89%
39	11.07%
40	11.24%
41	11.43%
42
43
44
45
46
47
48
49
50

*Clean up call exercised

1First month represents a period from April 28, 2000 cutoff date to May 31, 2000

2First month represents a period from December 18, 2001 cutoff date to December 31, 2001

3First month represents a period from April 18, 2002 cutoff date to April 30, 2002

4First month represents a period from December 17, 2002 cutoff date to December 31, 2002

A-2

Prospectus

ASSET BACKED SECURITIES

CAPITAL ONE AUTO RECEIVABLES, LLC

Seller

You should consider carefully the  risk factors beginning on page 3 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the issuer only and are not guaranteed by any person including Capital One Auto Receivables, LLC, or any of its affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuer.

The issuers may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

•   motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles;

•   collections on the receivables;

•   liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•   funds in the accounts of the issuer; and

•   any credit enhancement issued in favor of the issuer.

The securities:

•   will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the issuer that issued those securities, in the case of the certificates;

•   will be paid only from the assets of the issuer that issued those securities;

•   will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•   may benefit from one or more forms of credit enhancement; and

•   will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2003

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments on the securities;

•	the receivables underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities.

Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuer. Your notes will not represent an interest in or obligation of us, the originators or any other person. We, the originators or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs.

The originators may use the internet and direct-mail, the telephone, facsimile transmittals and the mail to communicate with obligors during the process of underwriting and originating motor vehicle retail installment sales contracts and/or installment loans. The underwriting and origination processes and loan documentation used for internet and direct-mail originated receivables are novel and were developed to capitalize on the potential benefits of conducting its business using electronic means, including over the internet and through the mail. As such, these processes and the related loan documentation may entail risks that would not exist in a customary motor vehicle retail installment sales contract and/or installment loan origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks could not adversely affect the collectability or enforceability of the motor vehicle receivables or the security interests in the financed vehicles.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer.

To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.

Upon the origination of a receivable, each originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, each originator, either directly or through one or more other originators, will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. Finally, the issuer will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. Each originator may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of that originator or an affiliate, as applicable, in the financed vehicle. The servicer or an originator may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The related originator may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the related originator fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

Bankruptcy of the seller or an originator could result in delays in payments or losses on your securities.

The originators intend that each sale of receivables to the seller will be a valid transfer and assignment of the receivables to the seller. The seller intends that its sale of the receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer. If an originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or that originator were to take the position that the sale of receivables by that originator to the seller or by the seller to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the seller or that originator, delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses in the securities. If the transfer of receivables by an originator to the seller or by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of that originator or the seller, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of any originator’s or the seller’s bankruptcy estate, as applicable, and would not be available to the seller’s or originator’s creditors.

The originators, the servicer and the seller have limited obligations to the issuer and will not make payments on the securities.

The originators, the servicer, the seller and their affiliates are not obligated to make any payments to you on your securities. The originators, the servicer, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, the originators and the seller will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an originator with respect to a receivable is untrue, or if that originator breaches a covenant with respect to a receivable, then that originator may be required to repurchase that receivable. If that originator fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.

The issuer could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities.

The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt and posting. However, in the event that:

•   no event of servicing default exists under the transaction documents;

•   the credit enhancement provider, if any, consents; and

•   each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss.

Extensions and deferrals of payments on receivables could increase the average life of the securities.

In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Soldiers’ and Sailors’ Civil Relief Act may lead to delays in payment or losses on your securities.

In some circumstances, the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and in certain circumstances after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — The Soldiers’ and Sailors’ Civil Relief Act of 1940” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.

If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.

Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any trustee or indenture trustee as certificateholders, or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “The Securities — Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

Your share of possible losses may not be proportional.

Principal payments on the securities generally will be made to the holders of the securities sequentially so that no principal will be paid on any class of the securities until each class of securities with an earlier final scheduled payment date has been paid in full. As a result, a class of securities with a later maturity may absorb more losses than a class of securities with an earlier maturity.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.

We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the security. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUERS

With respect to each series of securities the seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of COAF, will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the applicable prospectus supplement for that issuer. The issuer will be formed in accordance with the laws of Delaware or New York, as specified in the applicable prospectus supplement. The seller will sell and assign the receivables and other specified Issuer Property to the issuer in exchange for the securities of that issuer.

The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuer.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuer may include (collectively as follows, the “Issuer Property”):

•	a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new and/or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles;

•	the seller’s right to all documents and information contained in the receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	security interests in the new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles financed by the receivables;

•	any Originator’s rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

•	some of the Originator’s rights relating to the receivables purchased from dealers under agreements between the Originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•	the issuer accounts and all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the applicable prospectus supplement);

•	the rights of the issuer under each applicable transaction document;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the applicable prospectus supplement, the Issuer Property may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from Originators during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be Issuer Property of the issuer.

Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the Issuer Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.

THE TRUSTEE

The trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or the servicer, will be obligated to appoint a successor trustee. The servicer or administrator of each issuer may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.

In either of these circumstances, the servicer or administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The principal offices of each issuer and the related trustee will be specified in the applicable prospectus supplement.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by new and/or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuer have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuer, also known as the “receivables pool,” will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

•	is secured by a financed vehicle that contractually was required to be insured at the inception of the loan or contract and, as of the related cut-off date, has not been repossessed without reinstatement;

•	has not been identified on the computer files of the related Originator as relating to an obligor whose loan or contract was the subject of a bankruptcy proceeding as of the related cut-off date;

•	provides for fully amortizing level scheduled monthly payments, except for the first and last payment or in the case of interest rate changes made due to the obligor’s inability to participate in an Originator’s electronic payment program, which may be minimally different from the level payments, and for the accrual of interest at the related contract rate according to either the Simple Interest Method or the Scheduled Interest Method;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

The seller will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.

Calculation Methods

Each of the receivables included in the Issuer Property of an issuer will be a contract or loan or contract where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer and will designate the entity acting as servicer with respect to that particular transaction.

The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to below prime credit obligors. The non-prime receivables, in general, are expected to have higher loss rates and may have higher delinquency rates than receivables that represent the obligations of prime credit obligors.

Origination

The standard receivable originated or purchased by an Originator is a fully amortizing, level payment receivable. The maximum contract term is 72 months, and the interest rate is limited by the state’s maximum applicable interest rate of the state law applicable to that transaction (usually that of the obligor’s home state) at the time of origination. The contract term is determined by a number of factors which may include the age and mileage of the motor vehicle, payment amount, interest rate, obligor preference and dealer discount. Interest rates may be determined on the basis of the credit history of the applicant. Receivables that represent the obligations of below prime credit obligors tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

The Originators may originate or acquire receivables in any of the following ways:

•	purchasing a motor vehicle retail installment sales contract from a dealer pursuant to a dealer agreement between the Originator and the dealer;

•	making a direct loan to an obligor for the purpose of purchasing a vehicle or refinancing an existing vehicle loan;

•	purchasing/originating receivables from time to time pursuant to a flow purchase agreement with a third party; or

•	bulk purchases of receivables portfolios from third parties.

Dealer Originations.    An Originator may originate receivables through dealers by purchasing motor vehicle retail installment sales contracts from dealers.

In most cases, dealers must execute a dealer agreement with the purchasing Originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor. Originators may offer risk-based pricing programs to dealers to cover various levels of obligor risk.

In cases where an Originator has executed a dealer agreement with a dealer, once an application has been approved by the Originator, the application is transferred to the funding and investigations department where all requisite information is examined to assure compliance with company credit and lending policies. After the funding review and verification process is completed, the amount financed, plus or minus the appropriate dealer participation or dealer discount and fees, if applicable, is transferred to the dealer. After the transfer of the proceeds to the dealer, the Originator will confirm with the obligor that the motor vehicle was delivered and verify the make, model and accessories. If the motor vehicle was not delivered or was returned, or if the motor vehicle delivered to the obligor does not match the description provided to the Originator of the motor vehicle that secures the contract, the proceeds will be returned to the Originator or its affiliates by the dealer.

Direct Originations.    An Originator may make a direct loan to an obligor for the purpose of purchasing a motor vehicle, funding a lease buyout or refinancing an obligor’s motor vehicle loan. Potential obligors are generally targeted through direct mailings or through the Originators’ Internet websites.

The Originators that make direct loans may also identify potential obligors through pre-approvals obtained from credit bureaus and through customer lists obtained from the Originators and their affiliates. These potential obligors are sent mailings that encourage them to complete an application and return it to the Originator through the mail or to submit an application telephonically or electronically over the Internet. Upon receipt of a completed application, the Originator performs a series of procedures designed (i) to substantiate the accuracy of information critical to the Originator’s credit decision and (ii) to confirm that any documentation required complies with the Originator’s underwriting criteria. The completed application for a refinancing loan may authorize the Originator to contact the current lender to obtain pay-off information. In the case of refinancings, if the obligor is approved for a loan, the obligor is sent a note and security agreement to sign and return within a specified time period in order to obtain the loan. In these instances, once the completed loan documents are received by the Originator, the Originator pays off the previous lienholder.

The Originators have developed Internet websites to attract potential obligors. These websites encourage potential obligors to complete an electronic application, which is transmitted to the Originator through the Internet. If an electronic application for a prime loan is rejected, the application may be referred to and reprocessed for one of the below prime credit programs of the Originators. Once an electronic application is approved, the Originator mails or sends to the obligor by overnight delivery a note and security agreement and a documentary draft drawn on the Originator and payable through the Originator’s bank. The documentary draft is issued in blank and incorporates by reference the terms of the applicable note and security agreement. Once the documentary draft is submitted to the Originators’ bank for payment, it is returned to the Originator and is retained by it as evidence of the obligor’s agreement to the terms of the note and security agreement. When the obligor negotiates the documentary draft for payment, the obligor is thereby agreeing to the terms of the note and the security agreement. A negotiated documentary draft can be delivered for payment in an amount up to the obligor’s approved credit limit to a dealer, a lessor or an individual from whom the obligor is purchasing a motor vehicle, or in the case of a refinancing it can be delivered to the previous lender for payment of the existing loan. If the Originator’s documentary draft is not signed within a specified period of time after being sent to the obligor (usually 45 days), it expires. However, in most cases the obligor may request (up to three times) a new documentary draft (at the lower of the initial interest rate or the then-existing interest rate) that is useable for an additional 45 days without being required to submit a new application.

The terms of the note and security agreement grant to the Originator a security interest in the motor vehicle and require the obligor to have the Originator noted as lienholder on the certificate of title for the motor vehicle. In some cases, the documentary draft sent to the dealer or existing lienholder contains restrictive endorsements. By indorsing these documentary drafts, the dealer, the lessor, the individual or the existing lienholder agrees to take all action necessary to note the Originator as lienholder on the related certificate of title.

In many cases the origination process and loan documentation used by the Originators are novel and were designed to capitalize on the potential benefits of conducting business over the Internet and through the mail. As such, these processes and the related loan documentation may entail risks that would not exist in a traditional motor vehicle loan origination program and may give rise to other challenges based on consumer protection or other laws based on issues that are currently untested in the courts.

Third Party Originations.    Each Originator also may establish and maintain relationships with third parties who will refer individual credit applications to such Originator or sell individual receivables to the Originator from time to time. Each of these parties often will execute a flow agreement with such Originator that sets out, among other things, the guidelines and procedures of the purchasing process. Flow agreements, for the purchase of receivables from a flow party, generally provide for the repurchase by the flow party of any receivable if any representations or warranties made by the flow party relating to the receivable are breached. Bulk purchases are many times highly negotiated and the Originator will use its underwriting standards to determine the purchase price for a portfolio of motor vehicle receivables originated by a third party.

Underwriting of the Receivables

The process for underwriting a receivable depends primarily on whether the obligor of that receivable represents a below prime credit or a prime credit obligor. Underwriting decisions for below prime receivables are based primarily on quantitative and, to a lesser extent, qualitative analysis of the applicant’s credit history. Credit approval guidelines for below prime credits are comprised of numerous evaluation criteria, including credit history, payment and debt-to-income ratios, employment and residence stability, credit score, loan to value ratio and the Originator’s proprietary scoring model discussed below. The underwriting of prime credits places greater emphasis on the obligor’s ability to repay the obligation and less emphasis on the value of the vehicle being purchased, while the underwriting of below prime credits focuses upon both factors more evenly.

To evaluate a potential loan or the potential purchase of a receivable from a dealer, the Originator must receive a completed credit application which contains information about the applicant which may include the applicant’s assets, liabilities, income, credit and employment history and other personal information bearing on the decision to extend credit. When the application is received, the relevant data is entered into the loan application processing system. Once the data has been entered, an electronic credit report is requested and is used in conjunction with the applicant’s personal financial data to underwrite the receivables.

For below prime credits, the Originators use a pooled data scorecard to assist in making underwriting decisions. The original scorecard was developed by Fair, Isaac and Company for the below prime auto industry. The implementation of this industry-based scorecard has produced a significant reduction in credit losses compared to prior originations underwritten with no scoring model. Based on the positive results of this industry-based scorecard, the Originators developed and implemented (along with Fair, Isaac and Company) its first generation custom proprietary scoring model. Since October 1999, the Originators have made subsequent improvements to the model and are currently using the fourth generation scorecard implemented in November 2001. The Originators anticipate that additional improvements and modifications will be made over time.

When a credit analyst examines an application, the analyst will compare the data provided by the applicant to what is available through the applicant’s credit report. For items that cannot be confirmed through the credit report or by other information sources, approval may be conditioned on receipt of supplementary documents such as a complete copy of an applicant’s tax return in the case of self-employed individuals. For below prime credits, the central component in underwriting Originator’s analysis of a credit application is the applicant’s credit score and key financial ratios, such as an applicant’s payment to income ratio.

The underwriting decision is communicated to the dealer or an applicant by facsimile, telephone or electronic mail.

Servicing and Collections

The servicer hired by the issuer will be specified in the applicable prospectus supplement, and will be one of the Originators or an affiliate of one of the Originators. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. It is expected that the servicer generally will delegate the servicing of portfolios of motor vehicle receivables originated or purchased by the Originators to the Originator that originated or purchased them and that the servicing by any Originator will be done in accordance with that Originator’s customary practices. The servicer may also delegate certain duties to unaffiliated parties if permitted pursuant to the applicable sale and servicing agreement.

The servicing functions performed by the servicer include customer service, document file keeping, computerized account record keeping, vehicle title processing, and collections. Specific servicing policies and practices of the Originators may be tailored to groups or types of motor vehicle receivables based upon the perceived credit risk of each such group, and may change over time.

The servicing policies and practices of the Originators generally are somewhat different for prime credits and below prime credits. These differences relate primarily to tolerance for delinquency, willingness to adjust contract terms due to specific circumstances, timeliness with which other collection remedies are activated and charge-off policies.

Tolerance for Delinquency.    For prime credits in the lowest perceived risk category, accounts may be allowed to become more delinquent before customer contact about the past due payment is initiated. As the perception of risk increases, the tolerance for delinquency is reduced and, accordingly, such contact is initiated sooner. For some prime credits, customer contact is initiated in as few as 5 days of delinquency. For below prime credits, collection procedures typically attempt to be more proactive, with customer contact initiated as early as 3 days of delinquency.

Willingness to Adjust Contract Terms.    For prime credits, the Originators generally are willing, in their discretion and on a case-by-case basis, to extend or modify the terms of the related receivables in situations where the servicer believes such action is likely to maximize the amount collected. Extensions and payment deferrals generally are granted consistent with pre-defined policies. Extensions are not granted to forestall an inevitable loss.

Activation of Other Collection Remedies.    The decision to repossess the collateral generally occurs between 45 and 105 days of delinquency depending upon the risk characteristics of the account.

Regardless of the type of credit, if an account is charged-off, any deficiency balance remaining generally is pursued to the extent practicable and legally permitted.

Insurance

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. Each Originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuer commits to purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. A portion of the net proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to the applicable Originator for the subsequent receivables will be released from the pre-funding account and paid to the seller. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Information regarding the subsequent receivables will be included under Item 5 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with respect to each addition of subsequent receivables.

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the seller and the Originators and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the Issuer Property may vary from those of the receivables initially transferred to the issuer.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Payment Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the Original Pool Balance specified in the applicable prospectus supplement. See “The Transaction Documents — Termination” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments.

Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

NOTE FACTORS AND OTHER INFORMATION

Each class of notes will be assigned a “Note Factor” consisting of a six-digit decimal which the servicer will compute each month indicating the principal balance for each class of notes as a fraction of the initial principal balance of the corresponding class of notes. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the principal balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

Under the indenture, the noteholders and the note insurer will receive monthly reports concerning the payments received on the motor vehicle receivables, the aggregate receivables balance, the Note Factors and various other items of information. See “Reports to Securityholders” in this prospectus.

POOL FACTOR AND POOL INFORMATION

For each issuer, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the Issuer Property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuer, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “The Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from the Originators, as applicable, pursuant to the related transfer agreement, (2) to deposit any amounts, if applicable, to the pre-funding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds.

THE SELLER

The seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of COAF, was formed as a limited liability company under the laws of the State of Delaware on January 26, 2001 and has a limited operating history. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the seller are located at 1680 Capital One Drive, McLean, Virginia 22102 and the telephone number is (703) 720-1000.

THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained below under “— The Notes” and “— The Certificates” in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement, as applicable.

The Notes

With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “The Securities — Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such applicable prospectus supplement.

Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “The Transaction Documents—Termination,” the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

The Certificates

If the issuer is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in such applicable prospectus supplement (the “revolving period”). Unless otherwise permitted by the SEC or applicable law, the revolving period may not be longer than one year from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•	utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables — The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuer which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuer will issue only one series of notes and/or certificates; however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

Unless specified otherwise in the applicable prospectus supplement, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

The Depository Trust Company.    DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. The requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.

Clearstream Banking, Luxembourg.    Clearstream Banking, société anonyme, 67; Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.,” a company with limited liability under Luxemboug law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Bôrse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Bôrse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 89 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock. Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream.” With effect from January 14, 2000, New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme,” and Cedel Global Services was renamed “Clearstream Services, société anonyme.” On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Bôrse Clearing AG.” On February 1, 2002, Cedel International and Deutsche Bôrse AG announced an agreement on the terms of an offer by Deutsche Bôrse AG to acquire Cedel International and its 50 percent ownership of Clearstream International. The offer is subject to an affirmative vote by two-thirds of Cedel International shareholders, regulatory approval and Deutsche Bôrse Supervisory Board approval.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream, Luxembourg in any of 32 currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank.

Euroclear.    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Initial Settlement.    All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

The trustee, the indenture trustee or the paying agent, as applicable, will make distributions on the book-entry securities on each Payment Date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities. For a discussion as to when definitive securities will be issued. See “— Definitive Securities” in this prospectus.

Secondary Market Trading.    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchasers.    When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day,

European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Day Trading.    Day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements.    A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are Foreign Persons. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only:

•	if the seller, the trustee or indenture trustee or the administrator, as applicable, advises the trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the seller, the trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners; or

•	under any other circumstances specified in the applicable prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the indenture trustee will reissue the securities in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered securities as securityholders.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any:

•	not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date; and

•	at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer’s request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each Payment Date the trustee or indenture trustee will include with each payment or distribution to each noteholder or certificateholder a statement setting forth for that Payment Date the following information (and any additional information so specified in the applicable prospectus supplement):

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the reserve account, if any;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period presented in 30-day increments;

•	the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Payment Date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor;

•	the Pool Balance; and

•	the amount remaining of any credit enhancement.

DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by law, the trustee or indenture trustee and paying agent will furnish federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “sale agreement,” “purchase agreement,” “transfer agreement” or “receivables transfer agreement” pursuant to which COAF will purchase receivables from the applicable Originator and the seller will purchase receivables from COAF (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuer will purchase receivables from the seller and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement,” if any, pursuant to which the related Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originators.    Prior to the issuance of a series of securities by the related issuer, pursuant to the relevant transfer agreement, each Originator specified in the applicable prospectus supplement will sell and assign to the seller or COAF without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

Contribution and Assignment by the Seller.    Prior to the issuance of a series of securities by the related issuer, the seller will contribute and assign to the trustee of that issuer, without recourse, pursuant to the relevant sale and servicing agreements, the seller’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreements. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuer will, concurrently with the contribution and assignment, execute, authenticate and deliver the definitive certificates and notes representing the related securities.

Representations and Warranties of the Originators.    Pursuant to each transfer agreement, the applicable Originator will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreements to the issuer and the indenture trustee, if any, for the benefit of securityholders and any applicable credit enhancement provider, if any, that:

•	each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each receivable at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable;

•	each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally;

•	as of the Closing Date or subsequent funding date, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the Originator as secured party or all necessary action with respect to the receivable has been taken or will be taken to perfect a first priority security interest in the related financed vehicle in favor of the Originator, or an affiliate, as secured party, which security interest, in either case, is assignable and has been so assigned by the Originator to the seller and by the seller to the issuer;

•	as of the Closing Date or subsequent funding date, the Originator had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

•	as of the Closing Date or subsequent funding date, there are no rights of rescission, offset, claim, counterclaim or defense, and the Originator has no knowledge of the same being asserted or threatened, with respect to any receivable;

•	as of the cut-off date, the Originator has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of the Originator’s knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or similar proceedings;

•	as of the Closing Date or subsequent funding date, the Originator has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

•	no materially adverse selection procedures were utilized in selecting the receivables;

•	scheduled payments under each receivable have been applied in accordance with the method for allocating principal and interest set forth in the receivable;

•	to the extent that physical contracts exist for any receivables, there is no more than one original of each receivable in existence, and each such original is being held by the servicer or its agent on behalf of the issuer and any applicable credit enhancement provider or the servicer has taken steps to obtain such original; and

•	each receivable and/or the Originator satisfies any additional conditions or requirements set forth in the applicable prospectus supplement, as applicable.

As of the last day of the Collection Period following the Collection Period or, if the Originator elects, the last day of the Collection Period, during which the Originator becomes aware or receives written notice from the trustee, the servicer or any credit enhancement provider specified in the applicable prospectus supplement that a receivable does not meet any of the criteria required by the relevant transfer agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, the Originator, unless it cures the failed criterion, will repurchase the receivable from the issuer at the price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Eligible Investments

With respect to each issuer, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date.

Other Accounts

Any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer

Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

With respect to each issuer, all collections on the receivables will be deposited into or credited to the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the applicable prospectus supplement.

However, in the event that:

•	no event of servicing default exists under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until or before the Payment Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuer on each Payment Date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or any classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the

Securities Act of 1933, as amended (the “Securities Act”) unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Servicer Reports

The servicer will perform monitoring and reporting functions for any trustee, indenture trustee, or credit enhancement provider, including the preparation and delivery of a statement described under “The Securities—Statements to Securityholders” in this prospectus.

Purchase of Receivables by the Servicer

The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the servicer will be entitled to receive on each Payment Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum set forth in the applicable prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Payment Date, the Original Pool Balance. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

The sale and servicing agreements will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the applicable prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a receivable;

•	waive any prepayment charges;

•	grant an extension in order to work out a default or an impending default in accordance with the servicer’s customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date; or

•	take any other action specified in the applicable prospectus supplement and the applicable sale and servicing agreement.

Advances

If and to the extent specified in the applicable prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the applicable prospectus supplement.

Realization Upon Defaulted Receivables

The servicer will liquidate any receivables with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle receivables. In this regard, the servicer may sell the financed vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and other matters.

The sale and servicing agreements will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreements throughout the preceding twelve months or, in the case of the first certificate, from the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the trustee or indenture trustee.

Material Matters Regarding the Servicer

The sale and servicing agreements will provide that the servicer may not resign from its obligations and duties as servicer thereunder unless a replacement servicer has been appointed. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the sale and servicing agreements. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See “The Transaction Documents—The Trustee and Indenture Trustee” in this prospectus.

The sale and servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreements or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreements and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreements.

Defaults by the Servicer

A default by the servicer under the sale and servicing agreements may include any of the following but only to the extent specified in the applicable prospectus supplement:

•	any failure by the Servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least 25% of the outstanding notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class, it being understood that any repurchase of a receivable by an Originator pursuant to applicable transfer agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable;

•	the servicer suffers a Bankruptcy Event; and

•	any other event specified in the applicable prospectus supplement.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders if such amendment does not materially and adversely affect the interests of noteholders.

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

Any term or provision of the transaction documents or the indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders only if the amendment does not (i) reduce the interest rate or principal amount of any note or delay the final scheduled payment date of any note without the consent of the holder of such note or (ii) reduce the percentage of the aggregate principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate principal amount of the outstanding notes which were required to consent to such matter before giving effect to the amendment. It will not be necessary for the consent of noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.

Additional restrictions on amendments, including rights of credit enhancement providers, interest rate swap counterparties or other persons to consent thereto, may be set forth in the transaction documents or indenture for a particular transaction.

Termination

With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the sale and servicing agreements, the administration agreement and the indenture will terminate upon the earlier of:

•	the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property; and

•	(a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreements and the administration agreement and the disposition of all property held as part of the related issuer, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreements, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Payment Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the Original Pool Balance plus any pre-funded amounts specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

The Trustee and Indenture Trustee

With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable closing date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

With respect to each issuer, the trustee or indenture trustee will be under no obligation to exercise any of the issuers or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

Each trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. These trustee fees will be payable by the servicer out of its servicing fee as specified in the applicable prospectus supplement. The related sale and servicing agreements, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable.

The Originators, the servicer and the seller may maintain other banking relationships with each trustee and indenture trustee in the ordinary course of business.

The Administration Agreement

The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the seller and/or the related issuer pursuant to the related indenture or trust agreement. With respect to any issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the applicable prospectus supplement. Any administration fee will be paid by the servicer.

THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents — Amendment” in this prospectus.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, an “event of default” under the related indenture may consist of any of the following but only to the extent specified in the applicable prospectus supplement:

•	a default for five days or more in the payment of any interest on any note of that series when the same becomes due and payable;

•	a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable issuer made in the related indenture and the continuation of any default for a period of 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the issuer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee and, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class of notes;

•	any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the issuer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

•	other events, if any, set forth in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

Each applicable prospectus supplement may set forth indenture events of default that are in addition to or different from the events of default set forth above.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity expressly assumes the issuer’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuer has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any holder of the securities of the issuer;

•	any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

•	any other conditions specified in the applicable prospectus supplement have been satisfied.

Additionally, the related indenture will provide that each issuer will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

List of Noteholders

With respect to the notes of any issuer, three or more holders of the notes of any issuer or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

Annual Compliance Statement

Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

Additional matters relating to the indenture trustee are described under “The Transaction Documents” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an Originator to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the issuer or the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the transfer of the receivables by each applicable Originator to COAF, by COAF to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer’s and the indenture trustee’s interests in the receivables, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation. the issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the seller is not obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles.    In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. Each Originator will warrant to the seller that such Originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuer or that all steps will be taken to obtain such security interest and other such assignments. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuer may not have a perfected first priority security interest in that financed vehicle.

If an Originator did not take the steps necessary to cause the security interest of that Originator to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles.     Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to each issuer is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuer.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the Originator has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of the Originator as the lienholder on the certificate of title for the financed vehicle.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the Originator’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

General.     The seller has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents and any related indenture. The seller has no intention of filing a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the seller is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the seller, or the Originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the seller so long as the seller is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The seller has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the seller with those of that Originator. These steps include the organization of the seller as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of seller’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each Originator that is subject to the Bankruptcy Code and the seller believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the seller, the seller will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the seller) the assets and liabilities of the seller should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator; and the transfer of receivables by any Originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that Originator in the event of the filing of an application for relief by or against any Originator under the Bankruptcy Code or, in the case of an Originator that is subject to regulation by the FDIC, the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as the Originator’s property or property of the conservatorship or receivership. See “Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

Counsel to the seller will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the seller would not be substantively consolidated with the assets and liabilities of any Originator in the event of a petition for relief under the Bankruptcy Code with respect to any Originator; and

•	the transfer of receivables by that Originator constitutes an absolute transfer and would not be included in the applicable Originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court for that Originator or a creditor of that Originator were to take the view that any Originator and the seller should be substantively consolidated or that the transfer of the receivables from that Originator to the seller should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Certain Matters Relating to the Federal Deposit Insurance Corporation.     In the event that an Originator is subject to regulation by the Federal Deposit Insurance Corporation (the “FDIC”) and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of the Originator. To the extent that the Originator has granted a security interest in the receivables to the seller and the seller has granted such security interest to an issuer and that security interest was validly perfected before the Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Originator or its creditors, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of the Originator. If, however, the FDIC were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation.” If the Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of the Originator, would not seek to treat the receivables and collections as the Originator’s property or property of the conservatorship or receivership of the Originator. We will indicate in the applicable prospectus supplement whether the Originator will rely on the rule. We cannot assure you that a transfer of receivables by the Originator will comply with the rule.

Repurchase Obligation

Under each transfer agreement, the applicable Originator will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed vehicle as of the related Closing Date. See “The Transaction Documents — Transfer and Assignment of the Receivables” in this prospectus. Accordingly, if any representation or warranty with respect to the perfection of the security interest is breached and that breach materially and adversely affects the related issuer’s interest in the related receivable, the breach would create an obligation of that Originator to repurchase the receivable unless the breach is cured. Additionally, in the sale and servicing agreements the servicer will make affirmative covenants regarding, among other things, the establishment and maintenance of the perfected first priority security interest in the name of that Originator in each financed vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach is cured.

Soldiers’ and Sailors’ Civil Relief Act of 1940

Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the Army or Navy. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from similar legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•

Certificates or membership interests—including Strip Certificates—and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.

The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt.    For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “Trust Certificates—Classification of Trusts and Trust Certificates,” “Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates—Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest.    Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount.    Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes.    If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding.    Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-

sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders.    If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code; and

•	provides an appropriate statement on IRS Form W-8BEN, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement such changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

Classification of Trusts and Trust Certificates.    For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates —Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment.    Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payment,” in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return, its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “Treatment of Fees or Payments” for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments.    It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “Discount and Premium” with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium.    Assuming the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates.    Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium” in this prospectus.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding.    Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to “backup withholding” at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders.    Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes—Tax Consequences to Foreign Noteholders.”

Partnership Certificates

Classification of Partnerships and Partnership Certificates.    For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation.    Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax

Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.    It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination.    Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates.    Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the

Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees.    In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.    In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters.    For each Tax Partnership, the trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders.    It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding.    Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates.    For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

Risks of Alternative Characterization.    If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates—Classification of Partnerships and Partnership Certificates.”

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Recently published final Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specific types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the seller, the issuer, the trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption PTCE 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a benefit plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to substantially similar state laws.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)	The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)	The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P or Moody’s.

(3)	The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)	The trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the seller, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)	The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)	The issuer satisfies the following requirements:

(a)	the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

(b)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)	securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)	The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

(8)	The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)	the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the seller or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuer, or any affiliates of those parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuer; provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or will be sold in private placement.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the applicable Originator and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Eligible Investments acquired from the underwriters or from the applicable Originator, the seller or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus includes words such as “expects,” “intends,” “anticipates,” “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-

looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the applicable Originator, the servicer or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the seller nor any other person has an obligation to update or revise any such forward-looking statement.

RATINGS OF THE SECURITIES

Any class of offered securities will initially be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest generic rating categories, which are referred to as “investment grade.”

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

WHERE YOU CAN FIND MORE INFORMATION

Capital One Auto Receivables, LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public

Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (703) 720-1000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

GLOSSARY

“Bankruptcy Event” means, for any person, that such person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such person, such proceeding remains unstayed for more than 90 days.

“COAF” means Capital One Auto Finance, Inc., a Texas corporation.

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“Collection Period” has the meaning set forth in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

“Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Liquidation Expenses” means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

“Original Pool Balance” means, with respect to any issuer, the aggregate principal balance of the related receivables as of the applicable cut-off date.

“Originator” or “Originators” means one or more of the direct or indirect subsidiaries of Capital One Financial Corporation that originate motor vehicle receivables transferred to the seller.

“Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.

“Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee’s corporate trust office or the trustee’s corporate trust office is located are authorized or obligated by law to be closed or as the term “Business Day” is defined in the applicable prospectus supplement), on the next succeeding business day).

“Plan Asset Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Pool Balance” means, with respect to any issuer as of any date of determination, the aggregate principal balance of the related receivables.

“Pool Factor” means, with respect to any issuer, a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cut-off date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by such rating agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such rating agency has been given notice of such event at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

“Record Date” means, with respect to any Payment Date or final scheduled payment date, the close of business on the business day immediately prior to that Payment Date or final scheduled payment date.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to  1/12 of the Contract Rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is applied (i) to interest accrued as of the due date, (ii) to principal due as of the due date, (iii) to any fees accrued as of the due date and (iv) to any unpaid outstanding principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer, Brown, Rowe & Maw, as special tax counsel to the seller.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

INDEX

10 Percent Shareholder	52
Accredited Investor	62
Administration Agreement	29
Amortization Period	20
Backup Withholding	55
Bankruptcy Code	46
Bankruptcy Event	66
Benefit Plan	60
Bond Premium Amortization	51
Capital Assets	49
Chattel paper	41
Check-the-Box	59
CI	22
Clearstream, Luxembourg	22
Closing Date	66
COAF	66
Code	48
Collection Period	66
Contribution Agreement	29
Controlled Foreign Corporation	52
Controlling Class	66
DBC	22
Defaulted Receivable	66
Disqualified Persons	60
Effectively Connected Earnings and Profits	52
Eligible Investments	66
Equity Interest	61
Event of Default	38
Exchange Act	14
FDIA	47
FDIC	47
Financial Institution	66
FIRREA	47
Foreign Person	67
FTC Rule	45
Functional Currency	49
HDC Rule	45
Holder	50
Holder-in-Due-Course	45
In-house Asset Managers	61
Internal Revenue Code	40
Investment Income	50
IRS	48
Issuer Accounts	67
Issuer Property	8
Lemon Laws	45
Liquidation Expenses	67
Market Discount	51
New CI	22

Obligor	63
OID	50
Original Pool Balance	67
Originators	67
Overallotment	64
Parties in Interest	60
Partnership Certificates	49
Payment Date	67
Plan Asset Regulation	67
Pool Balance	67
Pool Factor	67
Portfolio Interest	52
Prepayment Assumption	67
Prohibited Transaction	60
Publicly Traded Partnership	53
Purchase Agreement	29
Qualified Professional Asset Managers	61
Rating Agency Condition	67
Receivables pool	9
Receivables Transfer Agreement	29
Record Date	68
Related Person	52
Relief Act	47
Restricted Group	62
Revolving Period	19
Sale Agreement	29
Sale and Servicing Agreement	29
Sale and Servicing Agreements	29
Schedule Interest Method	68
Scheduled Interest Receivables	68
SEC	68
Securities Act	33
Servicing Agreement	29
Short-Term Note	68
Simple Interest Method	68
Simple Interest Receivables	68
Special Tax Counsel	68
Strip Certificates	69
Strip Notes	69
Stripped Bonds	54
Tax Non-Entity	50
Tax Non-Entity Certificates	50
Tax Partnership	50
Tax Trust	49
TIN	27
Transfer Agreement	29
Transfer Agreements	29
U.S. Person	69
Unrelated Business Taxable Income	57

No dealer salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and if given or made such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall under any circumstances create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus respectively.

Capital One Auto Finance Trust 2003-A

Issuer

Class A-1 Notes	$234,000,000
Class A-2 Notes	$282,000,000
Class A-3-A Notes Class A-3-B Notes	$190,000,000 $150,000,000
Class A-4-A Notes Class A-4-B Notes	$150,000,000 $119,000,000

Capital One Auto Receivables, LLC

Seller

Servicer

Insurer

PROSPECTUS SUPPLEMENT

Underwriters

Deutsche Bank Securities	Lehman Brothers

Banc of America Securities LLC

JPMorgan

Until September 1, 2003 (the 90th day after the closing date) all dealers effecting transactions in the Class A Notes whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.